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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

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                          SWISSRAY INTERNATIONAL, INC.

                          Securities Purchase Agreement

                          Dated as of November 15, 2002

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                                TABLE OF CONTENTS
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
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                                                                            Page
                                                                            ----
Section 1.     PURCHASE AND SALE OF SECURITIES ................................1
        1.1.   Sale of Securities at Closing ..................................1
        1.2.   Closing ........................................................1
        1.3.   Use of Proceeds ................................................2
        1.4.   Option for Subsequent Sale of Securities to the Purchasers .....2

Section 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..................2
        2.1.   Organization of the Company ....................................2
        2.2.   Capitalization and Ownership of the Company ....................3
        2.3.   Authorization of Transaction ...................................4
        2.4.   Noncontravention ...............................................5
        2.5.   Brokers' Fees ..................................................5
        2.6.   Title to Assets ................................................5
        2.7.   All Assets Necessary to Conduct Business .......................5
        2.8.   Subsidiaries ...................................................6
        2.9.   Financial Statements ...........................................7
        2.10.  Indebtedness and Guarantees ....................................7
        2.11.  Absence of Certain Changes  and Events .........................8
        2.12.  Absence of Undisclosed Liabilities .............................9
        2.13.  Legal and Other Compliance ....................................10
        2.14.  No Material Adverse Change ....................................10
        2.15.  Taxes .........................................................10
        2.16.  Property, Plant and Equipment..................................12
        2.17.  Intellectual Property..........................................14
        2.18.  Inventories ...................................................17
        2.19.  Contracts .....................................................17
        2.20.  Accounts Receivable ...........................................19
        2.21.  Insurance and Risk Management .................................20
        2.22.  Litigation ....................................................20
        2.23.  Product Warranty and Liability ................................21
        2.24.  Employees .....................................................21
        2.25.  Employee Benefits..............................................22
        2.26.  Environment, Health, and Safety................................23
        2.27.  Affiliated Transactions .......................................25
        2.28.  Customers and Suppliers .......................................25
        2.29.  No Illegal Payments, Etc ......................................25
        2.30.  Consents ......................................................26
        2.31.  Names and Location ............................................26
        2.32.  SEC Reports and Financial Statements ..........................26
        2.33.  State Takeover Statutes .......................................27
        2.34.  No Acceleration of Rights or Benefits .........................27
        2.35.  Bank Accounts .................................................28
        2.36.  Healthcare ....................................................28
        2.37.  Information Complete and Accurate; Reliance ...................29

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Section 3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS ...............29
        3.1.  Organization of the Purchasers .................................30
        3.2.  Authority for Agreement ........................................30
        3.3.  Brokers' Fees ..................................................30
        3.4.  Accredited Investor Status, Etc. ...............................30

Section 4.    PRE-CLOSING COVENANTS ..........................................30
        4.1.  General ........................................................30
        4.2.  Notices and Consents ...........................................30
        4.3.  Operation of Business ..........................................31
        4.4.  Preservation of Business .......................................31
        4.5.  Full Access ....................................................31
        4.6.  Notice of Developments .........................................32
        4.7.  Regulatory Filings .............................................32
        4.8.  Exclusivity ....................................................32

Section 5.    CONDITIONS TO OBLIGATION TO CLOSE ..............................33
        5.1.  Conditions to Obligation of the Purchasers .....................33
        5.2.  Conditions to Obligations of the Company .......................37

Section 6.    POST-CLOSING COVENANTS OF THE COMPANY ..........................37
        6.1.  Information and Reports to be Furnished ........................37
        6.2.  Budget and Operating Forecast ..................................39
        6.3.  Notice of Litigation, Defaults, etc. ...........................39
        6.4.  Current Public Information .....................................39
        6.5.  Other Information ..............................................40
        6.6.  Maintenance of Corporate Existence and Properties, Etc. ........40
        6.7.  Payment of Taxes ...............................................40
        6.8.  Public Disclosures .............................................41
        6.9.  Intellectual Property Rights ...................................41
        6.10. Director Indemnity .............................................41
        6.11. Amendment of Articles of Incorporation .........................41
        6.12. No Integration .................................................41
        6.13. Cancellation of Series A Preferred Stock, Series B
               Preferred Stock and Series C Preferred Stock ..................41
        6.14. Restrictions ...................................................41

Section 7.    INDEMNIFICATION ................................................43
        7.1.  Survival of Representations and Warranties .....................43
        7.2.  Indemnity by Company ...........................................43
        7.3.  Payment ........................................................44
        7.4.  Matters Involving Third Parties ................................45
        7.5.  Satisfaction of Specified Indemnification Claim ................46
        7.6.  Special Rule of Fraud ..........................................46

Section 8.    TERMINATION ....................................................47
        8.1.  Termination of Agreement .......................................47
        8.2.  Effect of Termination ..........................................47

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Section 9.     DEFINITIONS ...................................................47
        9.1.   Certain Matters of Construction ...............................47
        9.2.   Cross Reference Table .........................................48
        9.3.   Certain Definitions ...........................................49

Section 10.    MISCELLANEOUS .................................................55
        10.1.  Press Releases and Public Announcements .......................55
        10.2.  Third Party Beneficiaries .....................................55
        10.3.  Entire Agreement ..............................................56
        10.4.  Succession and Assignment .....................................56
        10.5.  Counterparts ..................................................56
        10.6.  Headings ......................................................56
        10.7.  Notices .......................................................56
        10.8.  Governing Law .................................................57
        10.9.  Amendments and Waivers ........................................58
        10.10. Severability ..................................................58
        10.11. Expenses ......................................................58
        10.12. Remedies ......................................................58
        10.13. Construction ..................................................59
        10.14. Generally Accepted Accounting Principles ......................59
        10.15. Delivery by Facsimile .........................................59
        10.16. Payment Set Aside .............................................60
        10.17. Additional Purchasers .........................................60
        10.18. Incorporation of Exhibits and Schedules .......................60
        10.19. Specific Performance ..........................................60
        10.20. Further Assurances ............................................60
        10.21. Consent to Jurisdiction .......................................60
        10.22. Understanding Among the Purchasers ............................61

Section 11.    WAIVER OF JURY TRIAL. .........................................61




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                                    EXHIBITS
                                    --------

Exhibit A  -  Purchasers and Purchase Amounts
Exhibit B  -  Preferred Designation
Exhibit C  -  Financial Statements
Exhibit D  -  Form of Exchange Agreement
Exhibit E  -  Form of Registration Agreement
Exhibit F  -  Form of Management Services Agreement
Exhibit G  -  Form of Founder Agreement
Exhibit H  -  Form of Opinion of Counsel to the Company
Exhibit I  -  Form of Excerpt from Swiss Land Register



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                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of November 15, 2002, by and among Swissray International, Inc., a Delaware corporation (the "Company") and each of the Persons named in Exhibit A hereto (each, individually, a "Purchaser" and collectively, the "Purchasers"). The Company, the Subsidiaries of the Company and the Purchasers are referred to herein collectively as the "Parties."

     Certain capitalized terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Error! Reference source not found. hereof.

                                   WITNESSETH:

     WHEREAS, on the conditions and subject to the terms set forth in this Agreement, the Purchasers have agreed to invest up to $12,000,000 in the Company and the Company has agreed to issue to the Purchasers up to an aggregate of 12,000 shares of newly designated Series E Preferred Stock;

     WHEREAS, in connection with the transactions contemplated hereby, and pursuant to the terms and conditions of the Exchange Agreement, each of the Existing Preferred Stockholders shall, among other things, exchange all of the shares of the Preferred Stock held by such Existing Preferred Stockholders along with all debt obligations and other liabilities owed by the Company to such Existing Preferred Stockholders for an aggregate of 7,000 shares of newly designated Series D Preferred Stock and an amount of shares of newly designated Series H Preferred Stock set forth therein; and

     WHEREAS, the Company and the Purchasers wish to set forth their understanding regarding certain matters with respect to such transactions.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

Section 1. PURCHASE AND SALE OF SECURITIES
           -------------------------------

     1.1. Sale of Securities at Closing. Subject to all of the terms and conditions of this Agreement, and based on the representations and warranties contained herein, each Purchaser agrees, severally, to purchase, and the Company agrees to issue and sell to each Purchaser at the Closing, the number of shares of Series E Preferred Stock set forth in the column "Series E Preferred Stock Amount" opposite such Purchaser's name on Exhibit A hereto in exchange for the total purchase price set forth in the column "Purchase Price" opposite such Purchaser's name on Exhibit A hereto. The aggregate amount of such purchase prices for all Purchasers is set forth on Exhibit A hereto and is referred to herein as the "Purchase Price." For purposes of this Agreement, the shares of Series E Preferred Stock are sometimes referred to herein as the "Securities."

     1.2. Closing. The closing (the "Closing") of the sale and purchase of the Securities hereunder shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m., on the business day following the date upon which each of the conditions to Closing set forth in
Section 5 hereof shall be satisfied or waived or at such other place or on

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such other date as may be mutually agreeable by the Company and the Majority
Purchasers (the actual day of the Closing being referred to herein as the "Closing Date"). At the Closing, the Company shall deliver to each Purchaser one or more certificates for the aggregate number of shares of Series E Preferred Stock which such Purchaser is purchasing at the Closing, registered in the name of such Purchaser, against delivery to the Company by such Purchaser of a wire transfer of immediately available funds in the amount of the portion of the Purchase Price therefor.

     1.3. Use of Proceeds. The Company shall use certain of the proceeds of the sale of the Securities hereunder at or promptly after the Closing to repay or cause to be repaid all amounts necessary to discharge fully the then outstanding Indebtedness and other items (including amounts owed to suppliers) as indicated on the table of sources and uses attached on Section 1.3 of the Disclosure Schedule (such amount, in the aggregate, the "Paid-Off Liabilities"). In connection therewith, as requested by the Majority Purchasers, the Company shall deliver to the Majority Purchasers all appropriate payoff letters and shall make arrangements reasonably satisfactory to the Majority Purchasers to deliver appropriate releases of Liens and cancelled notes (as applicable). The Company shall use the remaining proceeds for working capital purposes.

     1.4. Option for Subsequent Sale of Securities to the Purchasers. At any time and from time to time prior to December 1, 2007, upon the election of the Majority Purchasers (in their sole discretion), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase (on a pro rata basis based on the number of shares of Series F Preferred Stock then held by such Purchasers), up to 28,000 shares of Series F Preferred Stock at a price equal to $1,000 per share (the "Per Share Price"). Notwithstanding the foregoing, in the event that any Purchaser does not desire to participate, the Majority Purchasers may (but shall not be required to) allow another Person (including, without limitation, the Majority Purchasers or the other Purchasers) to purchase such Purchaser's share of the Series F Preferred Stock to be issued in accordance with this Section 1.4. For the avoidance of doubt, the Company and the Purchasers acknowledge that the foregoing option is not a commitment on behalf of the Majority Purchasers (but is a commitment to sell by the Company and is a commitment to purchase by the Purchasers in the event that such option is exercised by the Majority Purchasers).

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
           ---------------------------------------------

     The Company represents and warrants to the Purchasers that the statements contained in this Section 2 are true and correct in all respects as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be true and correct in all respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this Section 2.

     2.1. Organization of the Company. The Company is a Delaware corporation, duly organized, validly existing, and in good standing under the laws of Delaware. Copies of the certificate of incorporation and bylaws of the Company as amended to date have been heretofore delivered to the Purchasers and are accurate and complete. The Company is qualified to do

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business and is in good standing as a foreign corporation in each jurisdiction listed in Section 2.1 of the Disclosure Schedule, which such jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate except for those jurisdictions where the failure to be so qualified will not have a Material Adverse Effect. The Company and its Subsidiaries have full corporate power and authority and all licenses, permits, authorizations and other Consents necessary to own and operate their properties, to carry on their businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement and the Exchange Agreement. Section 2.1 of the Disclosure Schedule sets forth a list of (a) each of the Company's officers and directors, (b) each of the committees of the Board of Directors and (c) each member on each such committee.

     2.2. Capitalization and Ownership of the Company. The authorized capital stock of the Company consists of 150,000,000 shares of common stock, $.0001 par value per share (the "Common Stock"), and 1,000,000 shares of preferred stock, $.0001 par value per share (the "Preferred Stock"), of which 37,911 shares have been designated Series B Preferred Stock and of which 5,000 shares have been designated Series C Preferred Stock. There are issued and outstanding (a) 41,654,747 shares of Common Stock, of which 146,500 shares are held as treasury stock, and (b) 3,200 shares of Preferred Stock, (which consists of zero shares of Series B Preferred Stock and 3,200 shares of Series C Preferred Stock), of which zero shares are held as treasury stock and all of such shares are held of record and beneficially by the Persons and in the respective amounts set forth on Section 2.2 of the Disclosure Schedule, and, to the Knowledge of the Company, all of such shares shall be held free and clear of any Liens. Following the consummation of the transactions contemplated hereby and by the Exchange Agreement, all of such shares shall be held of record and beneficially by the Persons and in the respective amounts set forth on Section 2.2 of the Disclosure Schedule, all of the shares of Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock shall be held free and clear of any and all Liens and, to the Knowledge of the Company, all of such other shares shall be held free and clear of any and all Liens. All of the outstanding shares of capital stock of the Company have been duly and validly issued, are fully paid and nonassessable. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no agreements restricting the transfer of, or affecting the rights of any holder of, any shares of the Company's capital stock or any other securities of the Company, there are no preemptive rights or other rights to be protected from dilution on the part of any holder of any securities of the Company and there are no rights requiring the Company or any of its Subsidiaries to repurchase, redeem or acquire any of the securities of the Company. No shares of the capital stock of the Company or its Subsidiaries are reserved for any purpose. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no outstanding options, warrants, rights, or other agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock, and no authorization therefor has been given. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Section 2.2 of the Disclosure Schedule sets forth the names of the record and beneficial holders of all outstanding options, warrants or other rights to purchase, sell or otherwise dispose of, or rights to exchange or convert into, any shares of the Company's capital stock and the number of shares, exercise or conversion prices and expiration dates of such options, warrants or other rights. None of the terms

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(including the purchase, exercise or conversion price thereof and the number of shares issuable thereunder) of any such options, warrants or other rights are subject to adjustment by reason of any circumstance, including the issuance of any Securities hereunder or the issuance of any securities directly or indirectly pursuant to any Securities issued hereunder, and none of such options, warrants or other rights which are subject to vesting provide for the acceleration of such vesting upon the occurrence of any circumstance, including the issuance of any Securities hereunder or the issuance of any securities directly or indirectly pursuant to any Securities issued hereunder. Except as set forth on Section 2.2 of the Disclosure Schedule, there are no agreements with respect to the voting or transfer of capital stock of the Company or with respect to any other aspect of their affairs. No stockholder or former stockholder of the Company or any of its Subsidiaries has any valid claim or rights against the Company or any of its Subsidiaries and the Company and its Subsidiaries do not have any Liability to any stockholder or former stockholder (including, without limitation, in each case any Liabilities arising in connection with or as a result of the transactions contemplated by the Transaction Documents). No action has been taken to effect any amendment to the Company's certificate of incorporation (as amended to date, including without limitation by the Preferred Designation) or bylaws (as amended to date), other than action of the board of directors of the Company to approve the Preferred Designation, Designation in the form of Exhibit B, attached hereto. The minute books (containing the records of meetings of stockholders, the board of directors and any committees of the board of directors) and the stock record books of the Company are all correct and complete and copies thereof have been made available to the Purchasers. None of the outstanding shares of capital stock or other securities of the Company or its Subsidiaries was issued, sold or offered in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction, or any applicable securities laws in the relevant jurisdictions outside of the United States. Except as set forth in Section 2.2 of the Disclosure Schedule and as set forth in the Registration Agreement, the Company or its Subsidiaries has no obligation to any holder of its securities to effect a registration thereof for sale under the Securities Act.

     2.3. Authorization of Transaction. The Company and its Subsidiaries has the full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its respective obligations hereunder and thereunder. All corporate and other actions or proceedings to be taken by or on the part of the Company and its Subsidiaries to authorize and permit the execution and delivery by it of this Agreement and the other Transaction Documents, the issuance of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, Series G Preferred, Series H Preferred Stock and Series I Preferred Stock, the performance by it of its respective obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions. At or prior to the Closing, each of the Company and its Subsidiaries shall have duly executed and delivered each of the other Transaction Documents to which it is a party, and upon such execution and delivery, each of such other Transaction Documents will constitute the legal, valid and binding obligation of the Company and/or its Subsidiaries, as the case may be, enforceable against the Company and its Subsidiaries parties thereto in accordance with their respective terms and conditions. The shares of Series D Preferred Stock, Series E Preferred Stock, Series H Preferred Stock and Series I Preferred Stock issuable hereunder or pursuant to the Exchange Agreement shall be duly and

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validly issued, fully paid and nonassessable. The shares of Common Stock and shares of Series F Preferred issuable upon conversion or redemption of the Series E Preferred Stock, and the shares of Series E Preferred Stock issuable in accordance with this Agreement or the Exchange Agreement have been duly and validly reserved for issuance (or will be so reserved promptly following the Closing Date), and, upon issuance in accordance with the terms of the certificate of incorporation, as amended (including, without limitation, pursuant to the Preferred Designation of the Company, shall be duly and validly issued, fully paid and nonassessable. Following the Closing Date, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock (and will entitled the holders thereof to all of such powers, preferences and rights) will have the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, as set forth in the Preferred Designation.

     2.4. Noncontravention. Except as set forth in Section 2.4 of the Disclosure Schedule, neither the execution and the delivery of this Agreement or any of the other Transaction Documents to which the Company or its Subsidiaries is a party, nor the consummation of the transactions contemplated hereby and thereby, will
(i) violate any Legal Requirement to which the Company or any of its Subsidiaries or any of the property of the Company or any of its Subsidiaries is subject or any provision of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries (or any equivalent governing documents) or
(ii) conflict with, result in a breach of, constitute a default under (whether with or without the passage of time, the giving of notice or both), result in the acceleration, increase, termination, modification of existing benefits or burdens under or cancellation of, create in any party the right to accelerate, terminate, modify, or cancel, result in any payment or penalty under or require any notice under any Contractual Obligation of the Company or any of its Subsidiaries or result in the imposition of any Lien upon any of their respective assets. Except as set forth in Section 2.4 of the Disclosure Schedule, none of the Company or any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Government or Governmental Authority or pursuant to any Legal Requirement in order for the Parties to consummate the transactions contemplated by this Agreement or any of the other Transaction Documents.

     2.5. Brokers' Fees. Except as set forth in the Management Agreement and for fees due to Houlihan, Lokey, Howard & Zukin Capital, Inc., none of the Company or any of its Subsidiaries has any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     2.6. Title to Assets. Except as set forth in Section 2.6 of the Disclosure Schedule, (i) the Company and its Subsidiaries have good and marketable title to, or a valid and subsisting leasehold interest in, the properties and assets used by them, located on their premises, or reflected on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens and (ii) the Company's and its Subsidiaries' buildings, equipment and other tangible assets are in good operating condition and are fit for use in the Ordinary Course of Business, ordinary wear and tear excepted.

     2.7. All Assets Necessary to Conduct Business. The assets, properties and rights of the Company and its Subsidiaries comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used by the Company or any of its

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Subsidiaries in, and reasonably necessary to, the conduct of the businesses of the Company and its Subsidiaries as currently conducted.

     2.8. Subsidiaries. Section 2.8 of the Disclosure Schedule sets forth for each of the Company's Subsidiaries (i) its name and jurisdiction of organization, (ii) the number of shares of authorized capital stock of each class of its capital stock or other equity interests, (iii) the number of issued and outstanding shares of each class of its capital stock or other equity interests, the names of the record and beneficial holders thereof, and the number of shares or other equity interests held by each such holder, (iv) the number of shares of its capital stock or other equity interests held in treasury, (v) its directors and officers, (vi) each of its board committees and
(vii) each member of each such committee. Each Subsidiary is duly organized and is a validly existing legal entity, and in good standing, or the local equivalent, under the laws of the jurisdiction of its organization. Each Subsidiary is duly authorized to conduct business and is in good standing, or the local equivalent, as a foreign corporation in each jurisdiction listed opposite its name in Section 2.8 of the Disclosure Schedule, which such jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate except for the jurisdictions where the failure to be so qualified will not have a Material Adverse Effect. Each Subsidiary has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. The Subsidiaries listed on Section 2.8 of the Disclosure Schedule are the only Subsidiaries of the Company. The Company has delivered to the Purchasers correct and complete copies of the articles, certificate of incorporation, bylaws and other charter documents of each Subsidiary (each as amended to date) in accordance with local law. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable, or the local law equivalent and no capital contributions have been paid back. Except as set forth on Section 2.8 of the Disclosure Schedule, the Company owns beneficially all of the outstanding shares or other equity interests of each Subsidiary that it holds of record, free and clear of any Taxes, Liens, options, warrants, purchase rights, contracts and commitments. As of the Closing Date, the Company shall be sole owner of 100% the outstanding shares or other equity interests of each Subsidiary, free and clear of any Taxes, Liens, options, warrants, purchase rights, contracts and commitments. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company or any of its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or other equity interests of any of its Subsidiaries or that could require any Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock or other equity interests. No Person has any right, redemption right, option or other contractual or statutory right or option to require the Company or any of the Subsidiaries, now or at any time in the future, to purchase or redeem, or make distributions with respect to any shares or other equity interests in the Company or any of the Subsidiaries. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock or other equity interests of any Subsidiary. There are no pending resolutions to increase the share capital of the Subsidiaries, nor are there any options or other commitments outstanding under which the Subsidiaries are obligated to issue shares. The minute books (containing the

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records of meetings, consents, actions and proceedings of stockholders or other equityholders, the board of directors or similar governing body, and any committees of the board of directors or similar governing body), and the stock and other equity ownership register or ledger of each Subsidiary, are all correct and complete and the signatures appearing on all such documents contained therein are the true signatures of the persons purporting to have signed the same, and copies thereof have been made available to the Purchasers. None of the Subsidiaries is in default under or in violation of any provision of its articles, certificate of incorporation, bylaws and other charter documents. None of the Company or any of its Subsidiaries controls directly or indirectly or has any direct or indirect equity, debt or other participation or interest in any Person which is not a Subsidiary of the Company.

     2.9. Financial Statements. Attached hereto as Exhibit C are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended June 30, 2002 (the "Most Recent Fiscal Year End"), June 30, 2001 and June 30, 2000 for the Company and its Subsidiaries, (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity and cash flows for the year to date ended September 30, 2002 for the Company and its Subsidiaries (such year to date period being referred to herein as the "Most Recent Interim Period") and (iii) the consolidated balance sheet of the Company and its Subsidiaries reflecting the assets (including cash) and liabilities of the Company as of the Closing Date after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents (the "Pro Forma Balance Sheet"). The Financial Statements (including, with respect to the audited financial statements only, the notes thereto) have been prepared in accordance with GAAP, apply GAAP on a consistent basis throughout the periods covered thereby, are correct and complete and present fairly the financial condition of the Company and its Subsidiaries as of such dates and the consolidated results of operations and cash flows of the Company and its Subsidiaries for such periods and are consistent with the books and records of the Company and each of its Subsidiaries, subject only, in the case of the unaudited financial statements, to normal and recurring year end adjustments and the absence of notes, which in each case are not material and are of the same magnitude, type and scope as the year-end adjustments and notes reflected in the Most Recent Fiscal Year End financial statements. The books and records of the Company and its Subsidiaries have been maintained in accordance with GAAP and all applicable Legal Requirements. Since the date of the Most Recent Balance Sheet, there has not occurred any event or events and no circumstances otherwise exist which (individually or in the aggregate) has had or would reasonably be likely to have a Material Adverse Effect.

     2.10. Indebtedness and Guarantees. Section 2.10 of the Disclosure Schedule describes Indebtedness of the Company and its Subsidiaries as of the date of this Agreement and sets forth the principal amounts, scheduled amortizations, and interest accruals necessary to calculate Indebtedness (assuming no prepayments) as of the Closing Date. Except as set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), none of the Company or any of its Subsidiaries has any Liability with respect to any Indebtedness. The Company is not a guarantor or otherwise liable for any Liability of any other Person. There shall be no fees, expenses, prepayment penalties or other charges due as of the Closing Date with respect to Indebtedness assuming that all amounts owing with respect to such Indebtedness are repaid on the Closing Date.

     2.11. Absence of Certain Changes and Events. Since the Most Recent Fiscal Year End and except as disclosed in Section 2.11 of the Disclosure Schedule, the Company and its Subsidiaries have conducted their businesses only in the Ordinary Course of Business and there has not been or occurred:

          (a) any sale, lease, transfer, or assignment of any of the Company's or any of its Subsidiaries' assets, tangible or intangible, other than sales of inventory in the Ordinary Course of Business;

          (b) any Contractual Obligation (or series of related Contractual Obligations) entered into by the Company or any of its Subsidiaries other than in the Ordinary Course of Business and in an amount not in excess of $50,000 or any transaction with or made any payment to or for the benefit of any Insider;

          (c) any acceleration, termination, modification, or cancellation of any Contractual Obligation of the Company or any of its Subsidiaries;

          (d) any creation or imposition of any Lien upon the Company's or any of its Subsidiaries' assets, tangible or intangible;

          (e) any capital expenditure (or series of related capital expenditures) involving more than $50,000;

          (f) any capital investment in, any loan to, or any acquisition of the securities, assets (other than inventory acquired in the Ordinary Course of Business) or business of, or any merger or combination with or acquisition of, any other Person;

          (g) any delay or postponement of the repair and maintenance of its properties or the payment of accounts payable, accrued liabilities and other obligations and liabilities or any negotiation with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable;

          (h) any cancellation, compromise, waiver, or release of any right or claim or Indebtedness;

          (i) any settlement involving the Company or any of its Subsidiaries regarding any infringement of any Intellectual Property;

          (j) any dividend or distribution (whether in cash or in kind) (including any warrants, options or other rights to acquire securities) or repurchase, redemption or retirement of any capital stock or other securities of the Company or any of its Subsidiaries;

          (k) any termination of any of the business relationships between the Company or any of its Subsidiaries, on the one hand, and any dealer, franchisee, distributor, licensee, customer or supplier of the Company or any of its Subsidiaries, on the other hand, or any modification of any of such relationships in a manner which is less favorable to the Company or any of its Subsidiaries, or threat or notification of any intention (orally or in writing) by any such dealer, franchisee, distributor, licensee, customer or supplier to effect any such termination or modification (and the Company has no Knowledge of any facts which would form the basis for any such termination or modification);

modification (and the Company has no Knowledge of any facts which would form the basis for any such termination or modification);

     (l) any damage, destruction or loss (whether or not covered by insurance) to any property of the Company or any of its Subsidiaries;

     (m) any increase, modification or change in the compensation (whether contingent or otherwise) of any of the officers or employees of the Company or any of its Subsidiaries or modification, amendment or termination of any Employee Benefit Plan;

     (n) any payment of any amount to any third party with respect to any Liability (excluding any costs and expenses incurred or which may be incurred in connection with this Agreement and the transactions contemplated hereby) other than in the Ordinary Course of Business;

     (o) any actions or failure to take any action which action or failure could reasonably be expected to result (either individually or in the aggregate) in a Material Adverse Effect;

     (p) any borrowings of any amount or incurred or any incurrence of Indebtedness or other Liabilities, except trade payables and accrued liabilities incurred in the Ordinary Course of Business;

     (q) any disclosure of any proprietary confidential information by the ompany and/or its Subsidiaries to any Person;

     (r) any material change in the conduct of its business, or any change in its method of accounting, purchase, sale, lease, management, marketing, promotion, operation, its billing and collection of receivables (including its pre-billing practices for its customers), inventory purchases and cash management practices other than in the Ordinary Course of Business and disclosed to the Purchasers in writing or change to its pricing structure;

     (s) any institution or settlement any claim or lawsuit involving equitable or injunctive relief or more than $50,000 in the aggregate;

     (t) any performance guarantees or discounts to its customers other than in the Ordinary Course of Business and disclosed to the Purchasers in writing;

     (u) any agreements or arrangement containing non-competition, non-solicitation or similar covenants;

     (v) entered into any other material transaction, whether or not in the Ordinary Course of Business;

     (w) Any commitment of the Company or any of its Subsidiaries to effect or permit any of the foregoing.

     2.12. Absence of Undisclosed Liabilities. None of the Company and its Subsidiaries has any Liability and none of the Company and its Subsidiaries will have any Liability arising out of, relating to, in connection with, caused by, or by virtue of, any circumstances existing on or prior to the Closing Date, except for a Liability up to, but not in excess of, the dollar amount set forth opposite such Liability on the Section 2.12 of the Disclosure Schedule. Section 2.12 of the Disclosure Schedule will include the name and address of each Person that is listed on such Section of the Disclosure Schedule and, with respect to each such Liability, the amount payable to each payee, the date each such payment is due, and the nature of the transaction in which it was incurred (if other than a trade payable incurred in the Ordinary Course of Business). The Paid-Off Liabilities (which shall be repaid at or promptly after the Closing in accordance with Section 1.3 hereof) shall be designated by an asterisks on Section 2.12 of the Disclosure Schedule. Without limiting the foregoing, upon repayment of any of the Paid-Off Liabilities or upon repayment of any other Liability (assuming such items were repaid), there shall be no fees, expenses, prepayment penalties or other charges due as of the Closing Date with respect to Indebtedness assuming that all amounts owing with respect to such Indebtedness are repaid on the Closing Date.

     2.13. Legal and Other Compliance. Except as set forth on Section 2.13 of the Disclosure Schedule, each of the Company, its Subsidiaries and any of their predecessors is and has at all times been in compliance with all applicable Legal Requirements relating to the operation and conduct of its businesses and any of its properties or facilities, including all Legal Requirements relating to employment of labor and no action, suit, proceeding, hearing, investigation, ch arge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     2.14. No Material Adverse Change. Since the date of the Most Recent Balance Sheet, there has not been any event or circumstance which has resulted in a Material Adverse Effect on the Company and no event has occurred or circumstance exists that would reasonably be expected to result in such a Material Adverse Effect on the Company.

     2.15.  Taxes.

     (a) Each of the Company and its Subsidiaries has filed on a timely basis all Tax Returns required to be filed by it. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. Except as set forth on Section 215(a) of the Disclosure Schedule, none of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) Except as set forth on Section 215(b) of the Disclosure Schedule, each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (c) There is no dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of the Company or any of its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the Company or any of its Subsidiaries (including any of their respective directors or officers or employees responsible for Tax matters) has Knowledge based upon contact with any such authority. Except as set forth in Section 2.15 of the Disclosure Schedule, (i) all federal, state, local, and foreign income Tax Returns filed with respect to the Company and its Subsidiaries have been audited and (ii) none are currently open or the subject of audit. The Company has delivered to the Purchasers correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries for the last three taxable years.

     (d) None of the Company or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) None of the Company or any of its Subsidiaries is or has been a party to any Tax allocation or sharing agreement. The Company does not have any Liability for the Taxes of any Person other than the Company and its Subsidiaries under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. None of the Company and its Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company).

     (f) None of the Company or any of its Subsidiaries has filed a consent under Code ss. 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.ss. 162, 280G or 404. None of the Company or any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of the Code ss. 6662.

     (g) Section 2.15 of the Disclosure Schedule sets forth the following information with respect to each of the Company and its Subsidiaries (or, in the case of clause (ii) below, with respect to each of the Subsidiaries of the Company) as of the most recent practicable date (and on an estimated basis as of the Closing Date after giving pro forma effect to the consummation of the transactions contemplated hereby), (i) the basis of the Company or such Subsidiary in its assets with a value in excess of $25,000; (ii) the basis of the stockholder(s) of each of the Subsidiaries of the Company in the stock of such Subsidiary (or the amount of any "excess loss account" (within the meaning of Treas. Reg. ss. 1.1502-19)); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution of the Company and each of its Subsidiaries; and (iv) the amount of any deferred gain or loss allocable to the Company and each of its Subsidiaries arising out of any Deferred Intercompany Transaction.

     (h) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the date of the Most Recent Balance Sheet, exceed the reserve for current Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

     2.16. Property, Plant and Equipment.
           ------------------------------

           (a) Section 2.16(a)(i) of the Disclosure Schedule lists all real property that any of the Company or its Subsidiaries owns. Except as set forth in Section 2.16(a)(ii) of the Disclosure Schedule, with respect to each such parcel of owned real property (the "Owned Real Property"):

               (i) the Company and its Subsidiaries have good and marketable title to the parcel of real property, free and clear of any Lien;

               (ii) the current use of such Property and the operation of the Company's and its Subsidiaries' business does not violate any instrument of record or Contract affecting such Property or any applicable Legal Requirements;

               (iii) there are no pending, or to the Company's Knowledge, threatened, condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters which would adversely affect the use, occupancy, or value thereof;

               (iv) the legal description for the parcel contained in the excerpt from the relevant land registry thereof describes such parcel fully and adequately except as disclosed on the excerpt from the relevant land registry; the buildings and improvements are located within the boundary lines of such parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement; and the land does not serve any adjoining property for any purpose and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

               (v) each facility on such parcel has received all material approvals of each Government or Governmental Authority (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable Legal Requirements;

               (vi) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of the parcel or any portion thereof;

               (vii) there are no outstanding options or rights of first refusal to purchase such parcel or any portion thereof or interest therein;

               (viii) there are no parties (other than the Company and its
                      Subsidiaries) in possession of such parcel;

               (ix) each facility located on such parcel is supplied with utilities and other services necessary for the operation of such facility.

         (b) Section 2.16(b) of the Disclosure Schedule lists all real property leased or subleased to the Company or any of its Subsidiaries. The Company has delivered to the Purchasers correct and complete copies of the leases and subleases (the "Leased Real Property") listed in Section 2.16(b) of the Disclosure Schedule (as amended to date) which such leases and subleases have not been amended or modified since the date thereof. With respect to each lease and sublease listed in Section 2.16(b) of the Disclosure Schedule:

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) none of the Company or any of its Subsidiaries, nor to their Knowledge any other party to the lease or sublease, is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) the current use of the Leased Real Property and the operation of the Company's and its Subsidiaries' business does not violate any instrument of record or Contract affecting such Leased Premises or any applicable Legal Requirements,

               (v) there are no leases, subleases, licenses, concessions or other Contracts, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of such Leased Premises except in favor of the Company,

               (vi) there are no outstanding options or rights of first refusal to purchase such Leased Real Property, or any portion thereof or interest therein,

               (vii) there are no parties (other than the Company and its Subsidiaries) in possession of such Leased Real Property.

               (viii) the Company has not and, to the Knowledge of the Company,
                      no other party to the lease or sublease has repudiated any provision thereof;

               (ix) there are no disputes, oral or written agreements, or forbearance programs in effect as to the lease or sublease;

               (x) with respect to each sublease, the representations and warranties set forth in subsections (i) through (ix) above are true and correct with respect to the underlying lease;

               (xi) none of the Company or its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;


               (xii) all facilities located on the Leased Real Property have received all approvals of each Government or Governmental Authority (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Legal Requirements; and

               (xiii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

           (c) Except as will not have a Material Adverse Effect, all buildings, real property, improvements, machinery, equipment, and other tangible assets owned or leased by the Company or any of its Subsidiaries are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in satisfactory operating condition and repair (subject to normal wear and tear), and are suitable, adequate and sufficient for the purposes for which presently used and presently proposed to be used.

           (d) The Owned Real Property and the Leased Real Property (collectively, the "Real Property") comprise all of the real property used by the Company or its Subsidiaries in the operation of the business of the Company.

     2.17. Intellectual Property.
           ----------------------

           (a) The Company or its Subsidiaries own or have the right to use pursuant to a license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted free and clear of all Liens. Each item of Intellectual Property owned or used by any of the Company and its Subsidiaries will be owned or available for use by the Company and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing hereunder. Except as disclosed in Section 2.17(a)of the Disclosure

Schedule, the Company and its Subsidiaries have taken all reasonably necessary and desirable action to maintain and protect each item of Intellectual Property that the Company and its Subsidiaries own or use.

          (b) Except as disclosed in Section 2.17(b) of the Disclosure Schedule, none of the Company or its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and there has never been any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company or one of its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Company and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or its Subsidiaries.

          (c) Except as disclosed in Section 2.17(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has engaged in any business practices that are unfair, improper or illegal, including any misrepresentation of the origin or source of the products or services of the Company or any of its Subsidiaries and any misrepresentation as to the endorsement, sponsorship or affiliation of the products or services of the Company or any of its Subsidiaries by any Person or group.

          (d) Section 2.17(d) of the Disclosure Schedule identifies each U.S. and foreign patent, trademark registration, copyright registration, domain name registration, pending applications to register any of the foregoing, and all other Intellectual Property that is registered or subject to a pending application for registration with any governmental agency, authority or entity anywhere in the world, in each case that has been filed by, issued to or assigned to the Company or any of its Subsidiaries, and identifies each license, agreement, or other permission which the Company or any of its Subsidiaries has granted to any third party with respect to any of the Company's or any of its Subsidiaries' Intellectual Property (together with any exceptions). The Company has delivered to the Purchasers correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Purchasers correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 2.17(d) of the Disclosure Schedule also identifies each trade name or unregistered trademark or servicemark used by the Company or any of its Subsidiaries. With respect to each item of Intellectual Property required to be identified in Section 2.17(d) of the Disclosure
Schedule:

               (i) except as disclosed in Section 2.17(d) of the Disclosure Schedule, the Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company and its Subsidiaries, is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item;

               (iv) none of the Company or any of its Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item;

               (v) each patent or registration has been properly obtained in accordance with all applicable rules and regulations governing the prosecution of applications for such patents or registrations, and neither the Company nor any of its Subsidiaries has engaged in any misconduct with regard to the prosecution or procurement of the rights or interests associated with any patent or registration; and

               (vi) no issued patent or registration is subject to cancellation, re-examination, termination or withdrawal based upon circumstances existing on or prior to the date of the Closing.

          (e) Section 2.17(e) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company or any of its Subsidiaries use pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Purchasers correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Section 2.17(e) of the Disclosure Schedule:

               (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) no party to the license, sublicense, agreement, or
                     permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) to the Knowledge of the Company and its Subsidiaries, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

               (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

             (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company and its Subsidiaries, is threatened, which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

             (viii) none of the Company or any of its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (f) None of the Company or any of its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

          (g) The Company and each of its Subsidiaries has entered into written confidentiality agreements and written proprietary rights agreements with all of its employees and independent contractors acknowledging the ownership by the Company or such Subsidiary of all inventions created or developed by its employees and independent contractors within the scope of their employment (whether through assignment agreements or otherwise).

     2.18. Inventories. The inventory of the Company and its Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit or suitable and usable to the production or completion of merchantable products for sale in the Ordinary Course of Business, and none of which is slow-moving, obsolete, below standard quality, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted thereafter for the passage of time in accordance with GAAP and the past custom and practice of the Company and its Subsidiaries. Such inventory reflected in the Most Recent Balance Sheet and books and records of the Company is valued at the lower of cost (on a first-in, first-out basis) or market in accordance with GAAP, consistently applied. Since the date of the Most Recent Balance Sheet, no inventory has been sold or disposed of except through sales in the Ordinary Course of Business and neither the Company nor any of its Subsidiaries has experienced any material shrink with respect to inventory. Except as set forth in Section 2.18 of the Disclosure Schedule, during the period covered by the Most Recent Financial Statements and thereafter, none of the Company or any of its Subsidiaries has offered any discount, promotion or allowance in connection with any sale of inventory.

     2.19. Contracts. Except as set forth on Section 2.19 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by, nor are any assets, properties or operations of the Company and of its Subsidiaries bound by, any written or oral obligations of the Company or any of its Subsidiaries:

          (a) any Contractual Obligation (or group of related Contractual Obligations) for lease of property, real or personal, to or from any Person providing for lease payments in excess of $50,000 on annual basis;

          (b) any Contractual Obligation (or group of related Contractual Obligations) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000;

          (c) any Contractual Obligation with any franchisee, dealer or other distributor or other provider of financing to any franchisee, dealer or distributor (including any such Contractual obligation which involves any obligation or understanding that the Company or any of its Subsidiaries shall repurchase inventory in specified circumstances);

          (d) any Contractual Obligation relating to the making of any investment in or any loan to, or to the acquisition of any securities or assets of, or to the merger or combination with or acquisition of, any other Person (other than purchases of inventory in the Ordinary Course of Business);

          (e) any Contractual Obligation concerning a partnership or joint venture;

          (f) any Contractual Obligation under which it has created, incurred, assumed, or guaranteed any Indebtedness or under which there is imposed a Lien on any of its assets, tangible or intangible;

          (g) any Contractual Obligation concerning confidentiality, noncompetition or any restriction on carrying on any business or activity;

          (h) any license, indemnification or other Contract with respect to any intangible property (including any Intellectual Property);

          (i) any warranty with respect to its services rendered or its products sold, leased or licensed which contains terms and conditions that differ in any material respect from the Company's standard warranty terms and conditions or any other Contractual Obligation under which it is obligated to indemnify against product liability claims;

          (j) any Contractual Obligation involving any commitment of suretyship, guaranty of any Liability or indemnification by the Company or its Subsidiaries or any power of attorney;

          (k) any Contractual Obligation related to hazardous waste disposal, solid waste disposal, wastewater management, investigation of environmental matters, environmental remediation, employment of environmental consultants, or any other environmental obligation, liability or agreement;

          (l) any Contractual Obligations relating to the acquisition or sale of any assets;

          (m) any pension, profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of any of its current or former directors, officers or employees;

          (n) any collective bargaining agreement or other Contractual Obligation with any labor union, or severance agreements, programs, policies or arrangements; (o) management agreement or other Contractual Obligation for the employment of any officer, individual employee or other Person on a full time, part-time or consulting basis or providing for the payment of any cash or other compensation or benefits upon the sale of all or a material portion of the assets of the Company or any Subsidiary or a change of control (other than at-will employment agreements with its employees which do not commit the Company or any Subsidiary to severance, termination or other similar payments);

          (p) any Contractual Obligation under which the consequences of a default or termination could have a Material Adverse Effect; or

          (q) any other Contractual Obligation (or group of related Contractual Obligations) the performance of which involves consideration in excess of $50,000 or which cannot be canceled by the Company within 30 days notice without premium or penalty or any other Contractual Obligation material to the Company or any Subsidiary, whether or not entered into in the Ordinary Course of Business.

The Company has made available to the Majority Purchasers a correct and complete copy of each written Contractual Obligation required to be listed in Section
2.19 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral Contractual Obligation required to be referred to in Section 2.19 of the Disclosure Schedule (as amended to date). Except as disclosed in Section 2.19 of the Disclosure Schedule, with respect to each such Contractual Obligation: (i) such Contractual Obligation is legal, valid, binding, enforceable, and in full force and effect;
(ii) such Contractual Obligation will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) the Company and its Subsidiaries are not, and to the Knowledge of the Company, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under such Contractual Obligation; (iv) the Company and its Subsidiaries are not, and to the Knowledge of the Company, no other party has repudiated any provision of such Contractual Obligation; and (v) none of the Company or its Subsidiaries is a party to any material adverse or burdensome Contractual Obligation or any other Contractual Obligation requiring it to purchase goods or services or lease property above or below (as the case may be) prevailing market prices and rates or to sell goods and services below the cost of such goods or services of such Person.

     2.20. Accounts Receivable. All accounts receivable of the Company and its Subsidiaries are reflected properly on its books and records in accordance with GAAP, are valid receivables, arose from bona fide transactions in the Ordinary Course of Business subject to no setoffs or counterclaims except as recorded as accounts payable and are current and collectible in accordance with their terms at their recorded amounts without having to threaten or resort to any collection efforts or legal proceedings outside the Ordinary Course of Business, as adjusted for the passage of time thereafter in accordance with GAAP and past practice and custom of the Company and will be collectible in the aggregate amount therefor as shown on the Most Recent Balance Sheet. During the period covered by the Most Recent Finance Statements and thereafter, none of the Company or any of its Subsidiaries has provided any financing to any customer, except as represented by accounts receivable of the same character referred to in the immediately preceding sentence. Appropriate reserves against the accounts and commissions receivables are reflected in the Most Recent Balance Sheet based on historical experience and consistent with GAAP and the Company's accounting policies, consistently applied.

     2.21. Insurance and Risk Management. Section 2.21 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the operations of the Company or any of its Subsidiaries have been a party, a named insured, or otherwise the beneficiary of coverage in the period from January 1, 2000:

           (a)  the name, address, and telephone number of the agent;

           (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

           (c) the policy number, the period and amount of coverage and premium; and

           (d) a description of any retrospective premium adjustments or other loss-sensitive premium arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the transactions contemplated hereby will not result in the cancellation or modification of such policies; (iii) neither the Company, nor any of its Subsidiaries, nor, to their Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iv) the Company has made available true and complete copies of all policies and related indemnity or premium payment agreements to the Purchasers;
(v) the policy has not been amended or modified and no riders not included in the copies delivered to the Purchasers have been issued in respect of such policies; and (vi) no party to the policy has repudiated any provision thereof. All such policies provide adequate coverage with reputable insurers for all normal risks incident to the Company's and its Subsidiaries' assets, properties and business operations and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar risks, perils or hazards and in the same industry and markets. Neither the Company nor any of its Subsidiaries has any self-insurance or co-insurance programs.

     2.22. Litigation. Except as disclosed on Section 2.22 of the Disclosure Schedule, there are no actions, suits, proceedings, orders, investigations, claims or complaints pending, or to the Company's Knowledge, threatened against or affecting the Company or any Subsidiary or the operation, conduct, use or value of any of its properties or facilities (or pending or threatened against or affecting any of the officers, directors or employees of the Company or any of its Subsidiaries with respect to the Company's or such Subsidiaries' businesses or proposed business activities), or pending or threatened by the Company or any of its Subsidiaries against any third party, at law or in equity, or before or by any Government or Governmental Authority; neither the Company nor any of its Subsidiaries is subject to any arbitration proceedings under collective bargaining agreements or arrangements or otherwise or, any governmental investigations or inquiries; and, to the Knowledge of the Company, there is no valid basis for any of the foregoing. Except as set forth on Section 2.22 of the Disclosure Schedule, the Company and its Subsidiaries are fully insured with respect to each of the matters set forth on Section 2.22 of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries are subject to any judgment, order or decree of any court or other Government or Governmental Authority, and neither the Company nor any of its Subsidiaries have received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage which may be material to its business.

     2.23. Product Warranty and Liability. Each product manufactured, sold, leased, or delivered by the Company or any of its Subsidiaries has been in conformity with all applicable Legal Requirements, contractual commitments and all express and implied warranties, and none of the Company or any of its Subsidiaries has or will have any Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time thereafter in accordance with GAAP and past custom and practice of the Company, which reserve is adequate to address all such Liabilities. No product manufactured, sold, leased, or delivered by the Company or any of its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has delivered to the Purchasers copies of the standard terms and conditions of sale or lease for the Company and each of its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions). None of the Company or any of its Subsidiaries has any Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company or any of its Subsidiaries and, to the Knowledge of the Company and each of its Subsidiaries, there has been no inquiry or investigation made in respect thereof by any Person including any governmental or administrative agency other than such Liability for which the Company and its Subsidiaries have obtained insurance coverage pursuant to insurance policies listed in Section 2.23 of the Disclosure Schedule.

     2.24. Employees. Section 2.24 of the Disclosure Schedule lists each employee and consultant of the Company and each of its Subsidiaries, as well as each such employee's or consultant's annual compensation (including any potential cash bonuses or other compensation which may be done through December 31, 2002). To the Knowledge of each of the Company and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with the Company or its Subsidiaries. The Company and its Subsidiaries have not experienced any labor disputes or work stoppage due to labor disagreements. Except as set forth in Section 2.24 of the Disclosure Schedule, the Company and its Subsidiaries have been and are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours and have not been and are not engaged in any unfair labor practice as defined in the National Labor Relations Act, as amended. Except as set forth in Section 2.24 of the Disclosure Schedule, there is no unfair labor practice charge, complaint, investigation or hearing against any of the Company and its Subsidiaries pending or threatened before the National Labor Relations Board or any Government or Governmental Authorities outside of the United States.

     2.25. Employee Benefits.
           ------------------

           (a) Section 2.25 of the Disclosure Schedule lists each Employee Benefit Plan that any of the Company and its Subsidiaries maintains or to which any of the Company and its Subsidiaries contributes or is subject or with respect to which the Company or any Subsidiary has any liability.

                (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) materially complies in form and in operation in all respects with any applicable requirements of ERISA, the Code and other applicable Legal Requirements.

                (ii) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The applicable requirements of Part 6 of Subtitle B of Title I of ERISA, of Code ss. 4980B and other similar laws have been met with respect to each such Employee Benefit Plan.

                (iii) Except as set forth on Section 2.25(a)(iii) of the Disclosure Schedule, all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with GAAP. All premiums or other payments for all periods ending on or before the Closing Date have been paid timely with respect to each such Employee Benefit Plan.

                (iv) Each such Employee Benefit Plan which is intended to be qualified under Code ss. 401(a) is so qualified and the Company and each Subsidiary is not aware of any facts or circumstances which could jeopardize such qualified status.

                (v) The Company has delivered to the Purchasers correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 annual report, and all related trust agreements, insurance contracts, and other funding agreements (if any) which implement each such Employee Benefit Plan.

           (b) With respect to each Employee Benefit Plan to which any of the Company, its Subsidiaries and the Controlled Group of Corporations which includes the Company and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute or with respect to which to which the Company or any Subsidiary has any liability, to the Company's knowledge, there have been no non-exempt Prohibited Transactions with respect to any such Employee Benefit Plan and no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company and each of its Subsidiaries, threatened.

           (c) Neither of the Company, its Subsidiaries or any ERISA Affiliate contributes to, ever has contributed to, or ever has been required to contribute to any Employee Benefit Plan which is a "defined benefit plan", has any Liability with respect to a defined benefit plan, or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

           (d) None of the Company and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S)(S) 4980B).

           (e) No promise or commitment to adopt, amend or improve any Employee Benefit Plan for the benefit of any current or former director, officer or employee of the Company or any of its Subsidiaries has been made.

           (f) The transactions contemplated by this Agreement shall not alone or upon the occurrence of any additional or subsequent event, result in any payment or the acceleration of, the vesting of or increase in benefits under any Employee Benefit Plan for the benefit of any current or former director, officer, or employee of the Company or any of its Subsidiaries.

           (g) Except as expressly set forth on Section 2.25 of the Disclosure Schedule, the Company and each Subsidiary has no unfunded liability with respect to any Employee Benefit Plan or with respect to any plan or program that may be mandated in accordance with local Legal Requirements. As of the Closing, the benefit obligations under each Employee Benefit Plan will be (A) appropriately reflected on the Most Recent Balance Sheet in accordance with GAAP and (B) appropriately reflected on the financial statements of the relevant Employee Benefit Plan sponsor in accordance with local Legal Requirements, past practice and generally applicable accounting principals in each applicable jurisdiction. Any Employee Benefit Plan that is sponsored by the Company or any of its Subsidiaries as of the Closing will own assets (including cash or insurance contracts) with a fair market value, as of the Closing, equal to or greater than the benefit obligations under such plan.

     2.26. Environment, Health, and Safety.

           (a) Except as set forth on Section 2.26 of the Disclosure Schedule each of the Company and its Subsidiaries and their respective predecessors and Affiliates and the use and development thereof has complied and is in compliance with all Environmental and Safety Requirements (including all permits and licenses required thereunder). Each of the Company and its Subsidiaries has not received any oral or written notice of any actual or alleged violation of, or any Liability under or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligation, relating to them or their facilities (including, without limitation, the Real Property) under, any Environmental and Safety Requirements. Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any government agencies or third parties pursuant to any of the so called "transaction-triggered" or "responsible property transfer" laws and regulations and Environmental and Safety Requirements.

          (b) Without limiting the generality of the foregoing, each of the Company and its Subsidiaries and their respective Affiliates, has obtained, has complied, and is compliance with all permits, licenses and other authorizations that are required pursuant to Environmental and Safety Requirements for the occupation of its facilities, the development and use of the Real Property, and the operation of its business.

          (c) None of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries:

              (i)   underground storage tanks;

              (ii)  asbestos-containing material in any form or condition;

              (iii) materials or equipment containing polychlorinated
                    biphenyls; or

              (iv) landfills or surface waste or waste water impoundments or other disposal areas.

          (d) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any hazardous or toxic substance, material or waste or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance, material, or waste) in a manner that has given or would give rise to any Liabilities of the Company or its Subsidiaries (including any Liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental and Safety Requirements.

          (e) The Company and its Subsidiaries have furnished to the Purchaser all environmental, and all material occupational health and safety, audits, reports and other documents relating to the Company or its Subsidiaries, and any of their properties or facilities (including properties or facilities that they intend to acquire and properties or facilities that they have sold or vacated), that are or were in the possession, custody, or control of the Company or its Subsidiaries.

          (f) No circumstances with respect to the past or current operations or facilities of the Company or any of its Subsidiaries or any predecessor or Affiliate (including any onsite or offsite disposal or release of, or contamination by, hazardous or toxic substances, materials or wastes) will hinder or prevent continued compliance with, or give rise to any Liability (including any corrective or remedial obligation) under any Environmental and Safety Requirements.

          (g) Neither the Company nor any of its Subsidiaries has assumed, undertaken, or otherwise become subject to any Liability of any other Person relating to Environmental and Safety Requirements.

     2.27. Affiliated Transactions. Except as set forth in Section 2.27 of the Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to or bound by any Contractual Obligation with any of the stockholders, directors, officers, employees or consultants of the Company or any of its Subsidiaries or with any of their Affiliates or any member of their immediate family (each, an "Insider") and no Insider owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in any business of any of the Company or any of its Subsidiaries. Section 2.27 of the Disclosure Schedule describes all services provided to or for the benefit of the Company or any of its Subsidiaries by any Insider and the costs and expenses charged to the Company or any of its Subsidiaries in respect thereof.

     2.28. Customers and Suppliers. Section 2.28 of the Disclosure Schedule lists each customer (including distributors) accounting for more than 5% of the consolidated gross revenues of the Company and its Subsidiaries for each of the two most recent fiscal years (and the revenues generated from such customer).
Section 2.28 of the Disclosure Schedule also lists any additional current customers (including distributors) which the Company and its Subsidiaries reasonably anticipate shall account for more than 5% of the consolidated gross revenues of the Company and such Subsidiaries for the current fiscal year.
Section 2.12 of the Disclosure Schedule lists each vendor, supplier, service provider and other similar business relation of the Company and each of its Subsidiaries, the amounts owing to each such Person, and whether such amounts are past due. Neither the Company nor any of its Subsidiaries has received any indication from any such Person to the effect that, and neither the Company nor any of its Subsidiaries has any reason to believe that, such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company or such Subsidiaries (whether as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or otherwise). Neither the Company nor any of its Subsidiaries has received any indication from any such customer (including distributors) of the Company or any of its Subsidiaries to the effect that, and neither the Company nor any of its Subsidiaries has any reason to believe that, such customer will stop, or materially decrease the rate of, buying products or services of the Company or its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

     2.29. No Illegal Payments, Etc. None of the Company or its Subsidiaries, nor any of the directors, officers, employees or agents of the Company or any of its Subsidiaries, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment, bribe, kick-back or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose in each cash, which would have been illegal under the Foreign Corrupt Practices Act or any other Legal Requirement. Neither the Company, any Subsidiary thereof, nor any current director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary thereof, has accepted or received any unlawful contribution, payment, gift, entertainment or expenditure in connection with his employment by the Company.

     2.30. Consents. The items described on Section 2.30 of the Disclosure Schedule, respectively, constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to, with or by any Governmental Authority or any other Person (collectively, the "Consents") which are required for the consummation of the transactions contemplated by the Transaction Documents or by the Exchange Agreement (including, without limitation, the issuance, purchase, sale and/or exchange of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock) or the ownership of the assets or the conduct of the business of the Company or any of its Subsidiaries. As of the Closing Date, all of the Consents have been obtained by the Company (or its applicable Subsidiary) and each of the Consents is valid and in full force and effect, and no notices have been received by the Company or its Subsidiaries alleging the failure to hold any of the foregoing. All of such Consents will be available for use by the Company immediately after the Closing. The Company has no Knowledge of any basis upon which any of the Consents could be revoked or terminated after the Closing, and there are no proceedings pending or threatened which might result in the revocation, cancellation, suspension, or adverse modification of any Consent.

     2.31. Names and Location. Except as set forth on Section 2.31 of the Disclosure Schedule, during the preceding five-year period, each of the Company and its Subsidiaries has not used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted its business, other than the exact name under which it has executed this Agreement, and all of its assets are located at the premises disclosed on
Section 2.31 Reference source not found. of the Disclosure Schedule.

     2.32. SEC Reports and Financial Statements. Except as set forth on Section
2.32 of the Disclosure Schedule:

          (a) The Company has filed all forms, reports, statements, schedules and other documents (the "SEC Reports") with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder. The Company has delivered or made available to the Purchasers copies of all such SEC Reports. The SEC Reports, as well as all forms, reports, statements, schedules and other documents to be filed by the Company with the SEC after the date hereof and prior to the Closing Date (the "Future SEC Reports"), (i) were and will be prepared in all material respects in accordance with the requirements of the Securities Act, the Securities Exchange Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports and such later filed Future SEC Reports and (ii) did not and will not as of the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were and will be made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Securities Exchange Act. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the SEC Reports or any Future SEC Report has been, and in the case of any Future SEC Report will be, prepared in all material respects in accordance with the published rules and regulations of the SEC (including Regulation S-X) and in accordance with GAAP, apply GAAP on a consistent basis throughout the periods covered thereby, are correct and complete and fairly present the financial condition of the Company and its consolidated Subsidiaries as at the respective dates and the consolidated results of operations and cash flows of the Company and its Subsidiaries for such periods and are consistent with the books and records of the Company and each of its Subsidiaries, subject only, in the case of the unaudited financial statements, to normal and recurring year end adjustments and the absence of notes, which in each case are not material and are of the same magnitude, type and scope as the year-end adjustments and notes reflected in the Most Recent Fiscal Year End financial statements.

          (c) Except as set forth in Section 2.32(c) of the Disclosure Schedule, none of the Company or any of its Subsidiaries is indebted to any director or officer of the Company or any of its subsidiaries (except for amounts due as normal salaries and bonuses, in reimbursement of ordinary business expenses and directors' fees) and no such Person is indebted to the Company or any of its Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the SEC.

          (d) The Company has heretofore furnished or made available to the Purchasers a complete and correct copy (whether in draft form or otherwise) of any report, registration statement or other filing to be filed with the SEC, and any amendments or modifications to any report, registration statement or other filing previously filed by the Company with the SEC, which in each case have not yet been filed with the SEC, pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Securities Exchange Act and the rules and regulations promulgated thereunder.

          (e) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances within the prior six (6) months that would require registration under the Securities Act of the issuance of the Securities to the Purchasers.

     2.33. State Takeover Statutes. The Company has taken such action so that no "fair price," "moratorium," "business combination" or "control share acquisition" statute or other similar statute or regulation of the State of Delaware (and, to the knowledge of the Company, of any other state or jurisdiction) applies to this Agreement or the other Transaction Documents.

     2.34. No Acceleration of Rights or Benefits Except as set forth on Section
2.34 of the Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries have made, nor is obligated to make, any payment to any Person in connection with the transactions contemplated by this Agreement or the Transaction Documents or any other change of control transaction, and (ii) no rights or benefits of any Person have been (or will be) accelerated or increased as a result of the consummation of the transactions contemplated by this Agreement or the Transaction Documents and no Person's rights or obligations are modified upon a change of control of the Company or provide any Person the right to receive a payment or remedy (including rescission or liquidated damages) upon a change of control of the Company.

     2.35. Bank Accounts. Section 2.35 of the Disclosure Schedule set forth:
(a) the name of each bank in which the Company and its Subsidiaries have an account or safe deposit box used in their respective businesses and the names of all persons authorized to draw thereon or to have access thereto; and (b) the name of each person, corporation, firm, association or business organization, entity or enterprise holding a general or special power of attorney from the Company and its Subsidiaries with respect to such accounts and safe deposits boxes.

     2.36. Healthcare. Section 2.36 of the Disclosure Schedule sets forth a list of all pending Consents and Consents granted to the Company or any of its Subsidiaries with respect to the regulation of safety, effectiveness and market clearance of medical devices necessary for the ownership of the assets or the conduct of the business of the Company or its Subsidiaries, including the ability to market any related products. Except as set forth in Section 2.36 of the Disclosure Schedule, the Company and its Subsidiaries are in compliance with such Consents, including any particular specifications or standards contained therein. In addition, except as set forth in Section 2.36 of the Disclosure
Schedule:

          (a) With respect to each medical device the Company and/or any of its Subsidiaries has sold or distributed into the United States, the Company and/or any of its Subsidiaries is and has been in compliance with the Quality System Regulation (good manufacturing practice requirements) of the FDA (21 C.F.R. Part
820).

          (b) With respect to each medical device the Company and/or any of its Subsidiaries have sold or distributed into the United States, the Company and/or any of its Subsidiaries is and have been in compliance with the labeling regulations of the FDA (21 C.F.R. Part 801).

          (c) With respect to each medical device the Company and/or any of its Subsidiaries have sold or distributed into the United States, the Company and/or any of its Subsidiaries are and have been in compliance with the establishment registration and medical device listing requirements of the FDA (21 C.F.R. Part
807).

          (d) All medical devices sold or distributed into the United States by the Company and/or any of its Subsidiaries, and all design, technology, performance, labeling or other modifications to such medical devices, are and have been the subject of a cleared premarket notification submission (510(k)), an approved premarket approval application (PMA), or an approved PMA supplement, or represent insignificant modifications that do not by law require a 510(k), PMA or PMA supplement.

          (e) With respect to each medical device the Company and/or any of its Subsidiaries have sold or distributed into the United States, the Company and/or any of its Subsidiaries are and have been in compliance with the Medical Device Reporting requirements of the FDA (21 C.F.R. Part 803).

          (f) With respect to each medical device the Company and/or any of its Subsidiaries have sold or distributed into the United States, the Company and/or any of its Subsidiaries are and have been in compliance in with the Reports of Corrections and Removals requirements of the FDA (21 C.F.R. Part 806).

          (g) With respect to each investigational medical device the Company and/or any of its Subsidiaries have sold or distributed into the United States, the Company and/or any of its Subsidiaries are and have been in compliance with the Investigational Device Exemption requirements of the FDA (21 C.F.R. Part
812), including any other relevant FDA regulations cross-referenced therein.

          (h) The Company and/or any of its Subsidiaries have not sold or distributed into the United States any medical device that is adulterated or misbranded under relevant provisions of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. (S)(S) 351 & 352).

          (i) The Company and/or any of its Subsidiaries and its or their respective directors, officers and employees have not committed a prohibited act under 21 U.S.C. (S) 331.

          (j) With respect to each electronic product the Company and/or any of its Subsidiaries have sold or distributed into the United States, the Company and/or any of its Subsidiaries are and have been in compliance with the Radiological Health requirements of the FDA (21 U.S.C. (S)(S) 360hh-360ss and 21 C.F.R. Parts 1000-1050).

          (k) The Company and/or any of its Subsidiaries and its or their respective directors, officers and employees have not committed a prohibited act under 21 U.S.C. (S) 360oo.

     2.37. Information Complete and Accurate; Reliance. Without limiting the specific language of any other representation or warranty in this Section 2, all written information furnished or to be furnished by the Company or the Company and its Subsidiaries to the Purchasers in this Agreement, and in exhibits or schedules attached hereto, is or will be accurate and complete in all material respects, includes or will include all material facts required to be stated therein and does not or will not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading. Notwithstanding any right of the Purchasers fully to investigate the affairs of the Company and its Subsidiaries, and notwithstanding any Knowledge of facts determined or determinable by any Purchaser pursuant to such investigation or right of investigation, the Purchasers have the right to rely fully upon the representations and warranties of the Company, contained herein, in the exhibits or the schedules hereto or in any other document delivered in connection with the transactions contemplated hereby.

Section 3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
            ------------------------------------------------

     Each of the Purchasers severally represents and warrants (solely in respect of itself) to the Company that the statements contained in this Section 3 are true and correct in all respects as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be true and correct in all respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Section 3).

     3.1. Organization of the Purchasers. Such Purchaser (except in the case of an individual) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

     3.2. Authority for Agreement. Such Purchaser has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms and conditions. At or prior to the Closing, such Purchaser shall have duly executed and delivered each of the other Transaction Documents to which such Purchaser is a party, and upon such execution and delivery, each of such other Transaction Documents will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms and conditions.

     3.3. Brokers' Fees. Such Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

     3.4. Accredited Investor Status, Etc. Such Purchaser is an "accredited investor" as such term is defined under Rule 501 under the Securities Act. Such Purchaser's investment decisions are made by Persons having such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risk of the investment contemplated hereby. Such Purchaser is acquiring the shares of Series E Preferred Stock to be acquired by such Purchaser hereunder for its own account, for investment, and not with a view to any "distribution" thereof in violation of the Securities Act.

Section 4.  PRE-CLOSING COVENANTS
            ---------------------

     Each of the covenants contained in this Section 4 shall be in effect in the period from the date of this Agreement until the consummation of the Closing (unless waived by each of the Company and the Majority Purchasers); provided, however, that any Party shall remain liable following the Closing for any failure of such Party to comply with any of such covenants while such covenants are in effect.

     4.1. General. The Company and each of its Subsidiaries will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable (including, without limitation, executing all of the documents to which the Company is a party) consistent with the covenants set forth in this Section 4 in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 5 below).

     4.2. Notices and Consents. The Company and each of its Subsidiaries shall have given any notices or filings to third parties (including, without limitation, any filings or notices with any Government or Governmental Agencies), and will use its commercially reasonable efforts to obtain any approvals, consents, permits, licenses, accreditations, waivers or authorizations, whether from a Government or Governmental Agency or from any other Person (including, without limitation, the Consents), that are required in connection with the consummation of transactions contemplated by this Agreement or the other Transaction Documents or that are required as a result of the transactions contemplated hereby in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement (credit or otherwise), lease or document to which the Company or any of its Subsidiaries is a party or by which its assets are bound, or that are set forth in Section 2.30 of the Disclosure Schedule. The Company and each of its Subsidiaries agrees to provide the Majority Purchasers with a copy of any such notice, filing or any document requesting consent, approval, permit, license, accreditation, waiver or authorization prior to distributing such notice, filing or other document and to obtain the prior consent of the Majority Purchasers with respect to the issuance of such notice, filing or other document.

     4.3. Operation of Business. The Company shall (and shall cause its Subsidiaries to) use its reasonable efforts to carry on its business in the Ordinary Course of Business and the Company will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not (and will not cause or permit any of its Subsidiaries to) (A) issue, sell or otherwise dispose of any of its capital stock or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock, declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (B) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization, (C) amend any term or provision of its charter or bylaws (except that prior to the Closing the Company shall file and cause to be effective the Preferred Designation), (D) pay any amount to any third party with respect to any Liability outside the Ordinary Course of Business, (E) hire or terminate the employment of any officer or employee (other than employees in the Ordinary Course of Business who are neither (i) involved in research and development nor (ii) earning (or to earn) annual cash compensation in excess of $75,000), (F) grant any increase in compensation (whether contingent or otherwise) or make any payment to any director, officer or employee, whether now or hereafter payable, other than payments of base compensation and non-cash benefits to employees in the Ordinary Course of Business and currently in effect, or enter into any relationship with a new supplier, (G) extend, modify, terminate or enter into any inter-company loans or (H) except for routine intercompany transfers in the Ordinary Course of Business which are consistent with the Company's accounting system, otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 2.11 above or which would cause any condition set forth in Section 5 to fail to be satisfied or that would otherwise result in a breach of any of the representations, warranties or covenants made by the Company in this Agreement as if each such representation and warranty were remade on each date following the date hereof.

     4.4. Preservation of Business. The Company will use its best efforts to keep (and will cause each of its Subsidiaries to use its best efforts to keep) its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

     4.5. Full Access. The Company will permit (and will cause each of its Subsidiaries to permit) representatives of the Purchasers (including, without limitation, its authorized financial, legal and accounting advisors) to have full access at all times during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to each of the Company and its Subsidiaries, and will use all reasonable efforts to afford such representatives of the Purchasers with full access to each franchisee, dealer, distributor, licensee, customer or supplier of the Company or any of its Subsidiaries (provided that, at the Company's request, the Purchasers and their representatives will have entered into a reasonably acceptable confidentiality agreement).

     4.6. Notice of Developments. Each Party will give prompt written notice to the other Party of any development causing a breach of any of its own representations and warranties in Section 2 and Section 3 above or any of its covenants or agreements set forth herein. No disclosure by any Party pursuant to this Section 4.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     4.7. Regulatory Filings. The Company shall make or cause to be made all filings and submissions under the HSR Act (if any) and any other material laws or regulations applicable to the Company (or any of its Subsidiaries) as may be required of the Company (or such Subsidiaries) for the consummation of the transactions contemplated hereby. The Company shall coordinate and cooperate (and shall cause its Subsidiaries to coordinate and cooperate) with the Purchasers in exchanging such information and assistance as the Purchaser may reasonably request in connection with all of the foregoing.

     4.8. Exclusivity. Until consummation of the transactions contemplated hereby or termination of this Agreement pursuant to the provisions of Section
Section 8.1, the Company will not (and the Company will not permit any of its Subsidiaries or any of its or their officers, directors, employees, agents, stockholders, partners, representatives or Affiliates to) directly or indirectly (except, and solely, to the extent as required by Delaware law; provided that prior to taking any actions restricted by this Section 4.8 in reliance on this exception, the Company shall deliver to the Majority Purchasers prior written notice of such action and the Board shall have first sought the advice of counsel as to whether Delaware law requires such action) (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, (i) the reorganization, merger, liquidation, dissolution or refinancing of any of the Company or any of its Subsidiaries, (ii) the purchase or sale of any assets (other than a purchase or sale of inventory in the Ordinary Course of Business) or equity interests of, or the making of any other investment in, any of the Company or any of its Subsidiaries, or (iii) any similar transaction or business combination involving any of the Company or any of its Subsidiaries or the assets of any of them (each of the foregoing actions described in clauses (i) through (iii), a "Company Transaction") or (b) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person or enter into any agreement to do or seek to do any of the foregoing; provided that the transactions contemplated hereby shall not constitute a Company Transaction for purposes hereof. The Company agrees to notify the Majority Purchasers immediately if any Person makes any oral or any written proposal, offer, inquiry or contact with respect to a potential Company Transaction and provide the Majority Purchasers with the details thereof and their response thereto.

Section 5.  CONDITIONS TO OBLIGATION TO CLOSE
            ---------------------------------

     5.1. Conditions to Obligation of the Purchasers. The obligation of each Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) Representations and Warranties. The representations and warranties set forth in Section 2 above shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all respects;

     (b) Performance by the Company. The Company and each of its Subsidiaries shall have performed and complied with all of its covenants, agreements and obligations hereunder through the Closing;

     (c) Notices and Consents. The Company and each of its Subsidiaries shall have provided all notices to third parties in accordance with Section 4.2 above and shall have procured all of the approvals, consents or authorizations (including, without limitation, the Consents) which the Company or such Subsidiary is required to use commercially reasonable efforts to obtain in accordance with Section 4.2 above.

     (d) Certificates. The Company shall have delivered to the Purchasers the following:

     (i) a certificate dated the Closing Date to the effect that each of the conditions specified in this Section 5.1 are satisfied in all respects;

     (ii) a certificate from the secretary of the Company confirming the existence, incorporation and good standing of the Company on the Closing Date, and attaching copies of the certificate or articles of incorporation and bylaws, and resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and the taking of all action required thereunder or in connection therewith on behalf of the Company and its Subsidiaries; and

     (iii) such other documents or instruments as the Purchasers may reasonably request to effect the transactions contemplated hereby.

     (e) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court, quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (ii) cause any of the transactions contemplated by this Agreement or any of the other Transaction Documents to be rescinded following consummation, (iii) affect adversely the right of the Purchasers to own the Securities and to control the Company and its Subsidiaries, or (iv) affect adversely the right of any of the Company or its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

     (f) Membership of Board of Directors. The Company shall have taken all necessary actions so that the membership of the Board of Directors of the Company and each of its Subsidiaries shall be as designated in writing by the Majority Purchasers prior to the Closing Date.

     (g) Officers. The Company shall have taken all necessary actions so that the officers of the Company and each of its Subsidiaries shall be as designated in writing by the Majority Purchasers prior to the Closing Date.

     (h) Resignation of Board of Directors, Officers and Auditors. The Company shall have received a Resignation Agreement (each, a "Resignation") from each member of the Board of Directors (including any committee thereof) and each officer of the Company and its Subsidiaries who is not going to serve as a director, committee member or officer, as the case may be following the Closing Date in accordance with Sections 5.1(f) and 5.1(g) above, in form and substance as acceptable to the Purchasers and each such Resignation shall be in full force and effect and each such officer and board member shall deliver to the Majority Purchasers at Closing any share certificates such director or officer may hold in any of the Subsidiaries. If requested by the Majority Purchasers, on or prior to the Closing Date, the Company shall have received a Resignation from the current auditors of the Company and/or each of it Subsidiaries and each such Resignation shall be in full force and effect as of the Closing Date.

     (i) Certificate of Designation. All necessary action shall have been taken to duly authorize the Preferred Designation, and the Preferred Designation shall have been properly filed in the office of the Secretary of State of Delaware and shall be in full force and effect.

     (j) Termination of Committees. The Company shall have terminated the existence of each of its committees previously formed by the Company unless otherwise agreed to by the Company and the Majority Purchasers.

     (k) Exchange Agreement. The Company and each of the Existing Preferred Stockholders shall have consummated the transactions contemplated by the Exchange Agreement on the terms set forth in such agreement and the same shall be in full force and effect.

     (l) Additional Agreements. Each of the parties named therein shall have entered into the following agreements and the same shall be in full force and effect: (a) the Registration Rights Agreement in the form of Exhibit E hereto (the "Registration Agreement"), (b) the Employment and Non-Competition Agreement with each Person as designated by the Majority Purchasers in form and substance as are acceptable to the Purchasers (the "Employment Agreements"), and (c) the Management Services Agreement in the form of Exhibit F hereto (the "Management Agreement") (and the Company shall have paid all amounts due thereunder through the Closing Date).

     (m) Founder Agreement. The Company shall have entered into the Founder Agreement with each of the Founders, in form and substance attached hereto as Exhibit G (the "Founder Agreements") and the same shall be in full force and effect.

          (n) Fairness Opinion. The Company shall have received from Houlihan, Lokey, Howard & Zukin Capital an opinion in form and substance satisfactory to the Majority Purchasers to the effect that the transactions contemplated hereby and by the Exchange Agreement are fair from a financial point of view to the Company and the holders of its capital stock and the holders of each class or series of its capital stock.

          (o) Brokerage Agreement. The Company shall have amended its letter agreement with Houlihan, Lokey, Howard & Zukin Capital, dated February 11, 2002 such that all fees owed in connection with this transaction or otherwise shall not exceed an amount to be designated by the Majority Purchasers prior to the Closing Date, and so that only the Company is responsible to Houlihan, Lokey for any such fees.

          (p) No Material Adverse Change. There shall not have been any event or circumstance which has resulted in a Material Adverse Effect and no event has occurred or circumstance exists that would reasonably be expected to result in such a Material Adverse Effect.

          (q) Opinion. The Purchasers shall have received from counsel(s) to the Company an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Purchasers, and dated as of the Closing Date.

          (r) Special Committee. The Majority Purchasers shall be satisfied in their sole discretion with all actions taken by the Special Committee of the Board of Directors of the Company established to review the transactions contemplated by the Exchange Agreement and this Agreement.

          (s) Compliance with Applicable Laws. The transactions contemplated by this Agreement and the Exchange Agreement shall not be prohibited under any applicable law or governmental rule or regulation and shall not subject the Purchasers to any penalty, liability or other onerous condition under or pursuant to any applicable governmental rule or regulation. In addition, and without limiting the foregoing, the Company and each of its Subsidiaries shall have made all public filings and other disclosures as required under any applicable law or governmental rule or regulation (including, without limitation, the Securities Act and the Securities Exchange Act).

          (t) Termination of Affiliate Contracts. All Contractual Obligations between the Company and any Affiliate will have been terminated with no further Liability on the part of the Company (including without limitation, all employment agreements entered into with any of the Founders, all Contractual Obligations with Hillcrest Avenue LLC and its Affiliates and all Contractual Obligations with Kew Court LLC and its Affiliates).

          (u) Assignment of Intellectual Property. The Founders shall deliver written documentation to the Purchasers, evidencing the assignment of all Intellectual Property owned by the Founders to the Company.

          (v) Addendum to Non-Disclosure Agreements. The Company shall cause each of its employees who are currently party to a non-disclosure and/or non-competition agreement with the Company to enter into an addendum to such agreements, as requested by the

Purchasers. In addition, the Company shall enter into non-disclosure and/or non-competition agreements, including such addendum, with each additional employee designated by the Purchaser.

          (w) No Outstanding Preferred Stock. There shall be no shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or any other shares of capital stock of the Company issued and outstanding (other than Common Stock, the Series E Preferred Stock to be issued pursuant to this Agreement and the Series D Preferred Stock and Series H Preferred Stock to be issued pursuant to the Exchange Agreement).

          (x) Amendment to Articles of Association. The Company shall cause Swissray Medical AG ("Swissray Medical"), a Swiss corporation and a wholly-owned Subsidiary of the Company, to amend its Articles of Association to delete in its entirety Section 23 therein and shall deliver to the Purchaser a copy of such amended Articles of Association, as filed with the Commercial Registrar.

          (y) Adoption of Internal Governance Resolutions. The Board of Directors of Swissray Medical shall have adopted all necessary management regulations, as requested by the Purchaser.

          (z) Share Registry. The Company shall have updated the share registry evidencing the Company as the owner of 100% of the issued and outstanding capital stock of Swissray Medical and shall deliver to the Purchaser a true and accurate copy of such updated share registry.

          (aa) Swiss Property. The Company shall have delivered to the Purchaser a notarized excerpt from the relevant land register dated the Closing Date evidencing the Company's title to the land parcel located at Turbistrasse 25-27, 6280 Hochdorf, Switzerland and the building and other fixtures located thereon, in form and substance Exhibit I./1/

          (bb) Due Diligence. The Purchasers shall have been satisfied (in their sole discretion and regardless of (i) any Knowledge of such matters on or prior to the Closing Date and/or (ii) any indication previously given by, or on behalf of any of the Purchasers, with respect to the satisfaction of any such matter) with the results of its and its representatives' legal, accounting, business, securities law, intellectual property, tax and other due diligence investigation and evaluation of the Company and its Subsidiaries.

          (cc) Disclosure Schedules. The Purchasers shall have been satisfied (in their sole discretion and regardless of (i) any Knowledge of such matters on or prior to the Closing Date and/or (ii) any indication previously given by, or on behalf of any of the Purchasers, with respect to the satisfaction of any such matter) with the information disclosed on the Disclosure Schedules attached hereto (it being understood that the Purchasers have not completed their



__________________

/1/ Exhibit to be form of excerpt previously provided to Purchaser's Swiss counsel.

review of the Disclosure Schedules (including, without limitation, the items disclosed and the manner in which such items are disclosed) as of the date hereof).

          (dd) Director and Officer Insurance. The Company shall have obtained director and officer insurance providing coverage in an amount to be determined by the Majority Purchasers and in form and substance satisfactory to the Majority Purchasers, which policy shall be in full force and effect as of the Closing.

          (ee) All Necessary Actions. All actions to be taken by the Company and its Subsidiaries in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Majority Purchasers.

     The Majority Purchasers may, on behalf of all Purchasers, waive any condition specified in this Section 5.1 if such Majority Purchasers execute a writing so stating at or prior to the Closing. Such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.


     5.2. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) Representations and Warranties. The representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Closing Date.

          (b) Performance by Purchasers. The Purchasers shall have performed and complied with all of their covenants hereunder through the Closing, including without limitation payment of the total Purchase Price at Closing.

          (c) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
(i) prevent consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

     The Company may waive any condition specified in this Section 5.2 if it executes a writing so stating at or prior to the Closing. Such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

Section 6. POST-CLOSING COVENANTS OF THE COMPANY
           -------------------------------------

     6.1. Information and Reports to be Furnished. The Company and its Subsidiaries will maintain a system of accounting in which correct and complete entries will be made of all dealings and transactions in relation to their business and affairs in accordance with GAAP.

Subject to the confidentiality agreement dated on or about the date hereof between the Company and the Purchaser, the Company will furnish the following information to each Purchaser:

          (a) Annual Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the audited consolidated statements of income, stockholders' equity and cash flows for such year of the Company and its Subsidiaries, together with the consolidated figures for the preceding fiscal year (all in reasonable detail), such statements being accompanied by (a) the unqualified reports thereon of independent certified public accountants, reasonably satisfactory to the Majority Purchasers, to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates specified and the results of their operations and cash flows with respect to the periods specified, (b) a comparison with the Budget for such fiscal year and to the preceding fiscal year and (c) a copy of such firm's annual management letter to the Board of Directors.

          (b) Quarterly Reports. As soon as available, and in any event within 30 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and the consolidated statements of income, stockholders' equity and cash flows for such quarter and the portion of the fiscal year then ended of the Company and its Subsidiaries, together with comparative consolidated figures for the corresponding periods of the preceding fiscal year and the Budget (all in reasonable detail), and all such statements shall be prepared in accordance with GAAP.

          (c) Monthly Reports. As soon as available but in any event within 20 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP.

          (d) Stockholder Reports. At least three (3) days prior to transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses.

          (e) Other Reports. (i) Promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's or any of its Subsidiaries operations or financial affairs given to the Company or its Subsidiaries by its independent accountants (and not otherwise contained in materials provided hereunder); and (ii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 6.1 may reasonably request.


          (f) Officers' Certificates. Together with delivery of financial statements of the Company and its Subsidiaries pursuant to Sections 6.1(b) and 6.1(c) above, a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, that such statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates specified and the consolidated results of their operations and cash flows with respect to the periods specified (subject only to normal year-end audit adjustments and the addition of footnotes).

          6.2. Budget and Operating Forecast. The Company will cause its management to prepare and submit to the Board of Directors of the Company and to each Majority Purchaser a budget and operating plan for each fiscal year (on a monthly basis) of the Company at least 45 days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget (displaying anticipated statements of income and cash flows and balance sheets). The budget shall be accepted as the budget for the Company for such fiscal year when it has been approved by the Board of Directors of the Company (the "Budget"). The Company will cause its management to review the budget monthly and to promptly advise each Majority Purchaser and the full Board of Directors at such time of all material changes therein, and all material deviations therefrom.

          6.3. Notice of Litigation, Defaults, etc. The Company will promptly, and in any event within five (5) days after the Company has knowledge of such event, give written notice to each Majority Purchaser of (a) any litigation or any administrative proceeding commenced or threatened against the Company or any of its Subsidiaries which is reasonably likely to result in a charge against income in excess of $25,000 (after giving effect to applicable insurance) or if adversely determined would be reasonably likely to have a Material Adverse Effect, (b) any resignation of or other change in executive management of the Company or any serious illness of any member of such executive management, and
(c) any offers to purchase a majority (or greater) interest in the Company or any of its Subsidiaries (whether by means of purchase of securities or assets or otherwise). The Company will promptly, and in any event within three (3) days after any officer of the Company or any of its Subsidiaries obtains knowledge of any material default under or violation of this Agreement or any other Transaction Document, furnish notice to each Purchaser specifying the nature of such default or violation and stating the action the Company has taken or proposes to take with respect thereto. Promptly after the receipt thereof, the Company will furnish to each Majority Purchaser copies of any reports as to inadequacies in accounting controls submitted by independent accountants.

          6.4. Current Public Information. The Company or any of its Subsidiaries shall (i) file all registration statements, reports, proxy statements, schedules or forms required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as the Majority Purchasers may reasonably request to the extent required to enable (a) the Purchasers to sell Restricted Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC or (b) the Company or such Subsidiaries to be eligible to register its securities pursuant to a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the SEC. Upon request, the Company or such Subsidiaries shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

     6.5. Other Information. From time to time upon the reasonable request of any Majority Purchaser, the Company will furnish to such Majority Purchaser information regarding the business, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries. Each such Majority Purchaser shall have the right to examine during normal business hours and upon reasonable notice the books and corporate and financial records of the Company and its Subsidiaries, to make copies and notes therefrom, and to make an independent examination of the books and records of the Company and its Subsidiaries. For the purpose of conducting such independent investigations, the Company shall make available to any Majority Purchaser the Chief Financial Officer and the Chief Executive Officer of the Company and any other officers, directors, accountants, key employees and internal control personnel of the Company. The Company shall use reasonable efforts to make available any directors of the Company who are not officers. The presentation of an executed copy of this Agreement by any Majority Purchaser to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

     6.6. Maintenance of Corporate Existence and Properties, Etc.

          (a) The Company will at all times do or cause to be done all things reasonably necessary to maintain, preserve and renew its own and each of its Subsidiaries' corporate charter and its own and each of its Subsidiaries' privileges, franchises, qualifications, licenses, authorizations, permits and rights that are necessary or desirable to the conduct of their respective businesses.

          (b) The Company will provide or cause to be provided for itself and each of its Subsidiaries insurance against loss or damage of the kinds customarily insured against by similarly situated businesses, with reputable insurers, in such amounts, with such deductibles and by such methods as shall be adequate, and in any event in amounts not less than amounts generally maintained by other companies engaged in similar businesses.

          (c) The Company will comply, and cause each of its Subsidiaries to comply, with all applicable Legal Requirements in respect of the conduct of the businesses of each of the Company and each of its Subsidiaries, except where the failure to comply will not have a Material Adverse Effect.

          (d) The Company will engage principally in the business of the manufacture and sales of x-ray equipment and imaging systems, components and accessories and in lines of business ancillary or related thereto, except as otherwise approved by the Board of Directors.

     6.7. Payment of Taxes. The Company will pay or discharge, at or before maturity or before becoming delinquent, all Taxes, assessments and other governmental charges which may be imposed upon the Company or any of its Subsidiaries or which may become a Lien upon any property or right of the Company or any of its Subsidiaries or arising with respect to the occupancy, use, possession or leasing thereof.

     6.8. Public Disclosures. The Company shall not, nor shall it permit any of its Subsidiaries or other Affiliates to, disclose any Purchaser's (or any of its Affiliates') name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Majority Purchasers, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to the Majority Purchasers describing in reasonable detail the proposed content of such disclosure and shall permit the Majority Purchasers to review and comment upon the form and substance of such disclosure.

     6.9. Intellectual Property Rights. The Company shall use its best efforts to cause and to cause each of its Subsidiaries to, possess and maintain all Intellectual Property material to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property. Neither the Company nor any of its Subsidiaries shall take any action, or fail to take any action, that would result in the invalidity, abandonment, misuse or unenforceability of its Intellectual Property or which would infringe upon or misappropriate any rights of other Persons.

     6.10. Director Indemnity. The Company and each of its Subsidiaries will adopt and maintain in its charter and bylaws provisions indemnifying each of its directors nominated by, or affiliated with, the Majority Purchasers to the fullest extent permitted by law.

     6.11. Amendment of Articles of Incorporation. Promptly following the Closing, the Company shall take all necessary or desirable actions (including, without limitation, amending its Certificate of Incorporation) so as to authorize additional shares of Common Stock so that there is sufficient Common Stock duly and validly authorized and reserved for issuance upon conversion or redemption of the Series E Preferred Stock (including, without limitation, recommending such actions to the Company's stockholders, soliciting proxies from such stockholders, or otherwise deemed necessary or desirable).

     6.12. No Integration. The Company will not make any offers or sales of any security (other than the Securities) under circumstances that would cause the offering of the Securities to be integrated with any other offering of securities by the Company (i) for the purpose of any stockholder approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the Securities Act.

     6.13. Cancellation of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Promptly following the Closing Date, the Company shall take all necessary or desirable actions (including, without limitation, pursuant to Section 151(g) of the Delaware General Corporation Law) so as to cancel and eliminate the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock from the Company's certificate of incorporation.

     6.14. Restrictions. Prior to a Sale of the Company, without the prior written consent of the Majority Purchasers, the Company shall not and shall not commit to:

          (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities or the equity securities of its Subsidiaries, except as set forth in the certificate of incorporation, as amended including, without limitation, by the Preferred Designation;

     (b) except pursuant to this Agreement and the Preferred Designation, directly or indirectly redeem, purchase or otherwise acquire, or permit any of its Subsidiaries to redeem, purchase or otherwise acquire, any of its or any Subsidiary's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities);

     (c) except as expressly contemplated by this Agreement and the Exchange Agreement, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any of its Subsidiaries to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of any equity securities or debt securities with equity features or securities exercisable or convertible into equity securities or debt securities with equity features or register any such securities;

     (d) merge or consolidate with any Person or permit any of its Subsidiaries to merge or consolidate with any Person (other than a wholly owned Subsidiary);

     (e) sell, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, lease or otherwise dispose of, any assets of it and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the Board of Directors of the Company in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory and obsolete equipment in the ordinary course of business);

     (f) liquidate, dissolve or effect, or permit any of its Subsidiaries to liquidate, dissolve or effect, a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into another type of entity);

     (g) acquire, or permit any of its Subsidiaries to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture;

     (h) enter into, or permit any of its Subsidiaries to enter into, the ownership, active management or operation of any business other than the development, manufacture and sales of x-ray equipment and imaging systems, components and accessories;

     (i) enter into, amend, modify or supplement or permit any of its Subsidiaries to enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its or any of its Subsidiaries' officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person (a "Relative") or any entity in which any such Person or individual owns a beneficial interest (a "Related Entity"), except for normal and customary employment arrangements and benefit programs on reasonable terms that have been previously approved by the Board of Directors of the Company and except as otherwise expressly contemplated by this Agreement;

     (j) except as expressly contemplated by this Agreement, file any resolution of the Board of Directors of the Company with the Delaware Secretary of State; and

          (k) enter into, or cause any Subsidiary to enter into, any agreement which would (under any circumstances) restrict the Company's or any of its Subsidiaries' right or ability to perform the provisions of this Agreement or any of the other agreements or instruments contemplated hereby or to conduct its business as currently conducted or as proposed to be conducted at any time.

Section 7. INDEMNIFICATION
           ---------------

     7.1. Survival of Representations and Warranties. All of the representations and warranties of the Company (except for those contained in Sections 2.1 (Organization of the Company), 2.2 (Capitalization and Ownership of the Company), 2.3 (Authorization of Transaction), 2.6 (Title to Assets), 2.8 (Subsidiaries), 2.15 (Taxes), 2.17 (Intellectual Property) and 2.32 (SEC Reports and Financial Statements)) contained herein or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until the two (2) year anniversary of the Closing Date. The representations and warranties of the Company contained in Sections 2.1, 2.2, 2.3, 2.6, 2.8, 2.15, 2.17 and 2.32 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations, including any extensions or waivers thereof, plus, in the case of Section 2.15, sixty (60) business days). All of the representations and warranties of the Purchasers contained in Secton 3 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations, including any extensions or waivers thereof). All covenants and indemnities of the Parties in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided therein, remain in full force and effect forever. Any representation, warranty, covenant or agreement in respect of which indemnity may be sought hereunder, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 7, if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time. The Parties shall be entitled to the indemnification or other remedies provided in this Agreement by reason of any breach of any such representation, warranty, covenant or agreement by another Party notwithstanding any investigation, inquiry or examination made for on or behalf of any Party, or the Knowledge of any Party's officers, directors, shareholders, employees or agents or the acceptance by any Party of any certificate or opinion hereunder.

     7.2. Indemnity by Company. The Company hereby agrees, on an as incurred basis, to indemnify, defend and hold harmless each of the Purchasers and each of their respective directors, officers, stockholders, employees, agents, representatives, Affiliates and successors and assigns against and in respect of any and all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages (including loss of value of any securities), dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs and amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) (collectively, but reduced to the extent that any such Indemnified Party actually recovers any insurance proceeds, other amounts from third parties, or tax refunds in respect of such losses or other tax benefits in respect of such losses that are actually realized and actually reduce the amount of income tax paid by the Purchaser (in each case, net of Liabilities incurred to recover such amounts (including, without limitation, increased premiums)), "Losses") that are incurred, suffered or sustained as a result of, in connection with, related to or incidental to or by virtue of, (a) the inaccuracy of any representation or warranty made by the Company herein or in any document, certificate or other instrument required to be delivered hereunder (as if all materiality (including in the definition of Material Adverse Effect) and knowledge provisions (including in the definition of Knowledge) were not contained therein), (b) the nonfulfillment of any agreement or covenant of the Company contained herein or in any document, certificate or other instrument required to be delivered hereunder, (c) any matter reported in (or that should be reported in) Section 2.22 of the Disclosure Schedule and all related disputes, and (d) any of the transactions contemplated hereby other than (for the purposes of this clause (d) only) Losses which are solely attributable to the loss of value of securities; provided, however, that the Company shall not be liable for any Losses under Section 7.2(a) until the aggregate of such Losses exceeds $325,000, and then the Company shall be liable for the full amount of such Losses (including the first $325,000 thereof). For purposes of this Section 7.2, any event or circumstance which results in a Loss to the Company or any of its Subsidiaries (a "Company Loss") shall also be deemed to result in a Loss (an "Indirect Loss") to the holders of the shares of Series E Preferred Stock (and any securities issued directly or indirectly upon conversion, redemption or exercise of the Series E Preferred Stock and any securities received in respect of such directly or indirectly issued securities). Until there are no outstanding shares of Series E Preferred Stock, the holders of such shares shall be deemed to have an Indirect Loss in the amount of 77.5% of such Company Loss (unless the indemnification payment for such Loss is made in Series F Preferred Stock pursuant to Section 7.5 below, in which case the holders of such shares shall be deemed to have an Indirect Loss in the amount of 57.3% (rather than 77.5%) of such Company Loss) and, if the Company is required to provide indemnification in respect of such Company Loss in accordance with the foregoing provisions of this Section 7.2, such holders shall be entitled to recover from the Company the full amount thereof. Nothing in the immediately preceding sentence shall limit the ability of any Person to be indemnified to the fullest extent such Person would otherwise be entitled under this Section 7.2 if such immediately preceding sentence were not included in this Section 7.2. No Purchaser shall make a claim for indemnification or otherwise under this Agreement without the prior written consent of the Majority Purchasers, and the Majority Purchasers shall be entitled to resolve any such claim on behalf of any or all Purchasers (and no resolution of any such claim without the prior written consent of the Majority Purchasers shall be effective).

     7.3. Payment. The Indemnifying Party shall pay the Indemnified Party in, except as otherwise provided pursuant to Section 7.5 below, immediately available funds on an as-incurred basis promptly after the Indemnified Party provides the Indemnifying Party with written notice of a claim hereunder. Any such indemnification payments shall include interest at the rate of 10% from the date any such payments are due pursuant to this Article VII until the indemnification payments with respect to such Losses are fully paid. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year. All indemnification payments shall be made in United States Dollars unless otherwise specified herein. Any indemnification payments made pursuant to this agreement shall be deemed to be adjustments to the Purchase Price for tax purposes. The Parties acknowledge that in making indemnification payments contemplated herein, the Board of Directors of the Company may have fiduciary duties which must be complied with to the extent required by Delaware law, which may include the duties of care and loyalty relating to transactions with Purchaser or other interested parties.

     7.4. Matters Involving Third Parties.
          -------------------------------

          (a) If any third party shall notify any Person entitled to indemnification under this Section 7 (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification pursuant to this Section 7 against any other Person required to provide such indemnification (the "Indemnifying Party"), then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim (whether or not otherwise required hereunder and with no reservation of rights), (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) the Claim for indemnification does not relate to or arise in connection with any criminal proceeding, action, indictment, allegation or investigation, (v) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, (vi) the Indemnified Party has not been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnified Party and the Indemnifying Party, and (vii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment, enter into any settlement with respect to the Third Party Claim or cease to defend such claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless either the Indemnifying Party obtains a written agreement releasing the Indemnified Party from all liability thereunder or the consent of the Indemnified Party (which consent shall not be unreasonably withheld).

          (d) In the event any of the conditions in Section 7.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

     7.5. Satisfaction of Specified Indemnification Claim. In each case where the Company is required to provide indemnification pursuant to this Section 7 with respect to any Losses, the Majority Purchasers may elect (but shall not be required to elect) to have the Company issue up to (i) first, a number of shares of Series F Preferred Stock equal to the amount of indemnification owed (or such portion thereof as elected by the Majority Purchasers in its sole discretion) divided by the Liquidation Value (as defined in the Preferred Designation) of the Series F Preferred Stock until such time as the aggregate amount of all indemnification provided pursuant to this Section 7.5(i) is equal to $2,500,000 and (ii) thereafter, a number of shares of Series I Preferred Stock equal to the amount of indemnification owed (or such portion thereof as elected by the Majority Purchasers in its sole discretion) divided by the Liquidation Value (as defined in the Preferred Designation) of each share of Series I Preferred Stock. Notwithstanding the foregoing, if indemnification is required to be provided by the Company (x) due solely to the loss in value of securities or (y) based solely on account of Company Losses in which the Company does not have to pay (and is not otherwise obligated to) a third party, the Majority Purchasers may only elect under this Section 7.5 to have the Company issue Series I Preferred Stock pursuant to clause (ii) above. Such shares shall be issued on a pro rata basis to all holders of the Company's Series E Preferred Stock. If at the time of any such election, the Company does not have a sufficient number of authorized but unissued shares of Series F Preferred Stock or Series I Preferred Stock, the Company shall promptly take such action as shall be necessary to create a sufficient number of authorized but unissued shares of Series F Preferred Stock and/or Series I Preferred Stock to satisfy such election. Notwithstanding anything contained to the contrary herein, and for the avoidance of doubt, any issuance (or lack thereof) of Series F Preferred Stock and/or Series I Preferred Stock pursuant to this Section 7.5 shall in no way effect, alter, diminish or modify (i) the Company's obligation to issue Series F Preferred Stock in accordance with Section 1.4 hereof or (ii) the Company's obligation to provide indemnification (in whole or in part) in cash or otherwise (except to the extent actually provided in Series F Preferred Stock and/or Series I Preferred Stock) in accordance with this Section 7.5).

     7.6. Special Rule of Fraud. Notwithstanding anything to the contrary contained herein, in the event of any breach of a representation or warranty by any Party that is intentional or constitutes fraud, the representation or warranty that has been breached will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation made by any Party or on its behalf) and will continue in full force and effect for the period of the applicable statute of limitations; and the limitations set forth in Sections 7.1 or 7.2 shall not apply to any Losses that the Purchasers may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with any such breach.

Section 8.  TERMINATION
            -----------

     8.1. Termination of Agreement. This Agreement may be terminated as provided below:

          (a) the Company and the Majority Purchasers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) the Majority Purchasers may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event the Company has breached any representation, warranty, or covenant contained in this Agreement, the Majority Purchasers have notified the Company of the breach, or (ii) if the Closing shall not have occurred on or before December 31, 2002, by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from any Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (c) the Company may terminate this Agreement by giving written notice to the Purchasers at any time prior to the Closing (i) in the event any Purchaser has breached any representation, warranty, or covenant contained in this Agreement, the Company has notified the Purchasers of the breach, or (ii) if the Closing shall not have occurred on or before December 31, 2002, by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement).

     8.2. Effect of Termination. If this Agreement terminates pursuant to
Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, the provisions of
Section 10 and Section 11 shall survive any such termination.


Section 9. DEFINITIONS
           -----------

     For purposes of this Agreement:

     9.1. Certain Matters of Construction. In addition to the definitions referred to as set forth below in this Section 9:

          (a) The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

          (b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

          (c) Accounting terms used herein and not otherwise defined herein are used herein as defined by GAAP in the United States in effect as of the date hereof.

     9.2. Cross Reference Table. The following terms defined elsewhere in this Agreement in the Sections set forth below the respective meanings therein defined:

             Term                                   Section
             ----                                   -------
           Agreement                                Preamble
           Budget                                   6.2
           CERCLA                                   2.26(d)
           Closing                                  1.2
           Closing Date                             1.2
           Common Stock                             2.2
           Company                                  Preamble
           Company Loss                             7.2
           Company Preemptive Rights Notice         6.7(b)
           Company Transaction                      4.8
           Consents                                 2.30
           Director/Officer Waiver and Release      5.1(n)
           Disclosure Schedule                      Section 2
           Employment Agreements                    5.1(l)
           Financial Statements                     2.9
           Founder Agreement                        5.1(m)
           Future SEC Reports                       2.32(a)
           Indemnified Party                        7.4(a)
           Indemnifying Party                       7.4(a)
           Indirect Loss                            7.2
           Insider                                  2.27
           Leased Real Property                     2.16(b)
           Losses                                   7.2
           Management Agreement                     5.1(l)
           Most Recent Fiscal Year End              2.9
           Most Recent Interim Period               2.9
           Owned Real Property                      2.16(a)
           Paid-Off Liabilities                     1.3
           Parties                                  Preamble
           Per Share Price                          1.4
           Preferred Stock                          2.2
           Pro Form Balance Sheet                   2.9
           Purchase Price                           1.1
           Purchaser                                Preamble
           Purchasers                               Preamble
           Real Property                            2.16(d)
           Registration Agreement                   5.1(l)
           Related Entity                           6.12(i)
           Relative                                 6.12(i)
           Resignation and Release                  5.1(g)
           SEC                                      2.32(a)
           SEC Reports                              2.32(a)
           Securities                               1.1

                                       48

                   Term                             Section
                   ----                             -------
                   SWDA                             2.26(d)
                   Third Party Claim                7.4(a)

     9.3. Certain Definitions. The following terms shall have the following meanings:

     "Affiliate" shall mean, as to any specified Person at any time any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

     "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contractual Obligation" shall mean, with respect to any Person, any written or oral contract, agreement, deed, mortgage, lease, license, commitment, guaranty, indenture, undertaking, arrangement or understanding or other document or instrument including, without limitation, any document or instrument evidencing or otherwise relating to any Indebtedness but excluding the charter and by-laws of such Person, to which or by which such Person is a party or otherwise subject or bound, or to which or by which any property or right of such Person is subject or bound.

     "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

     "Employee Benefit Plan" means any pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, stock appreciation, phantom stock or other equity based arrangement, incentive, bonus, performance, vacation, termination, retention, change of control, severance, golden parachute, disability, hospitalization, medical, dental, vision, disability, life insurance, cafeteria, flexible spending account, or other employee benefit plan, program, policy, or arrangement, including without limitation, any "employee benefit plan" (as defined under Section 3(3) of ERISA) or plans administered pursuant to applicable health tax, workers' compensation and unemployment insurance legislation, which the Company or any Subsidiary maintains, contributes to or with respect to which the Company or any Subsidiary has any liability, whether or not such plans programs or arrangements are intended to be (1) covered or qualified under the Code, ERISA or any other applicable law of any jurisdiction, (2) written or oral, (3) funded or unfunded,
(4) absolute or contingent, or (5) generally available to any or all employees (including former employees) of the relevant employer, or their beneficiaries or dependents.

     "Encumbrance" means any Lien, encumbrance, charge, restriction, mortgage, pledge or security interest.

     "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, radiation or radon), each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity that, together with the Company or any Subsidiary, is treated as a single employer under Section 414 of the Code.

     "Exchange Agreement" shall mean that certain Exchange Agreement by and among the Company and each of the Existing Preferred Stockholders, in form and substance attached hereto as Exhibit D.

     "Existing Preferred Stockholders" shall mean each Person who holds any Preferred Stock of the Company as of the date hereof (prior to the transactions contemplated hereby), including without limitation, Hillcrest Avenue, LLC and Kew Court, LLC.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Founders" shall mean each of Michael Laupper, Ueli Laupper, Josef Laupper, Ruedi Laupper and Thomas Laupper.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis in accordance with past practice.

     "Government or Governmental Authority" means any federal, state, local, foreign, international, multinational or other government and any political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money,

(ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (including trade payables, amounts owed to suppliers and other current liabilities incurred in the Ordinary Course of Business which are past due) including any Liability (whether earn-outs, indemnity payments, non-compete payments, consulting payments, retention bonuses, severance payments or other similar payments, or otherwise, that may be payable as a result of or in connection with any acquisition of, or investments in, or sale to another Person or the consummation of any of the transactions contemplated hereby, (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, (viii) all Liabilities created or arising under any conditional sale or other retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and (ix) any unsatisfied obligation for "withdrawal liability" to a "multi-employer plan" as such terms are defined under ERISA.

     "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing (i) subsisting in, covering, reading on, directly applicable to or existing in the Products or the Technology; (ii) that are owned, licensed or controlled in whole or in part by the Company and relate to any business of the Company or any of its Subsidiaries; or (iii) that are used in or necessary to the development, manufacture, sales, marketing or testing of the Products.

     "Knowledge" means (i) with respect to an individual, (A) such individual's actual knowledge and awareness and (B) the knowledge or awareness which a prudent business person would have obtained in the conduct of his or her business after making reasonable inquiry and reasonable diligence with respect to the particular matter; and (ii) with respect to a corporation, partnership, limited liability company or other entity, the knowledge (as defined in clause
(i)) of its senior managers and key employees (which in the case of the Company shall include Ruedi G. Laupper, Michael Laupper, Josef Laupper, Thomas Laupper, Ueli Laupper and Andreas Giesler).

     "Legal Requirement" means any requirement arising under law (including any common law), rule, regulation, directive, decision, by-law, ordinance, circular, code, order, demand, notice, resolution, injunction, judgment, decree, ruling, interpretation, constitution, ordinance, treaty, order or other determination, direction or act of any arbitrator or Government or Governmental Authority, including any Environmental and Safety Requirements.

     "Liability" means any liability, debt, deficiency, Tax, penalty, fine, claim, cause of action, obligation or other loss, cost or expense of any kind or nature whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due and regardless of when asserted), including any liability for Taxes.

     "Lien" means any mortgage, lien, charge, claim, equitable interest, Encumbrance, guarantees, restriction on transfer option, preemptive rights, rights of first refusal or other similar arrangement or interest or any other type of preferential arrangement (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement), any subordination arrangement in favor of another Person, transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

     "Majority Purchasers" shall mean SWR Investments LLC or its designee.

     "Material Adverse Effect" means, with respect to any Person, a change in, or effect on, the operations, financial condition (financial or otherwise), results of operations, prospects, assets, Liabilities, value or the business (as presently conducted or as presently proposed to be conducted) that, individually or together with all other such changes or effects has had or is reasonably likely to result in a material adverse effect on, or a material adverse change in, such Person and its Subsidiaries taken as a whole or has impaired or would impair the ability of a Person to consummate the transactions contemplated by the Transaction Documents.

     "Members of the Immediate Family" shall mean, with respect to any individual, each parent, sibling, spouse or child or other descendants of such individual, each trust created for the primary benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in its capacity as such custodian or guardian.

     "Most Recent Balance Sheet" means the balance sheet for the Most Recent Interim Period.

     "Most Recent Financial Statements" means the audited Financial Statements for the Most Recent Fiscal Year End.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, Government or Governmental Authority or other entity.

     "Preferred Designation" means the Certificate of Designation with respect to the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock and the Series I Preferred Stock adopted by the Board of Directors of the Company and duly filed with the Secretary of State of the State of Delaware on or before the Closing Date substantially in the form attached hereto as Exhibit B.

     "Products" means all current products and services of the Company or any of its Subsidiaries, any subsequent versions of such products and services currently being developed, any products and services currently being developed by the Company or any of its Subsidiaries which are designed to supersede, replace or function as a component of such products or services, and any upgrades, enhancements, improvements and modifications to the foregoing.

     "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "Restricted Securities" means (i) the Series E Preferred Stock issued hereunder (ii) any securities issued, directly or indirectly, upon conversion, exchange or redemption of the securities referred to in clause (i) above, and
(iii) any securities issued with respect to the securities referred to in clause
(i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing a Securities Act legend have been delivered by the Company. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend.

     "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than the Purchaser and/or its Affiliates) acquire (i) equity securities of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors, or (ii) all or substantially all of the Company's assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale or transfer of the Company's equity securities, or sale or transfer of the Company's consolidated assets or otherwise).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Series A Preferred Stock" means the shares of capital stock of the Company designated as "Series A Convertible Preferred Stock", par value $.0001 per share, in the certificate of incorporation of the Company.

     "Series B Preferred Stock" means the shares of capital stock of the Company designated as "Series B Convertible Preferred Stock", par value $.0001 per share, in the certificate of incorporation of the Company.

     "Series C Preferred Stock" means the shares of capital stock of the Company designated as "Series C Convertible Preferred Stock", par value $.0001 per share, in the certificate of incorporation of the Company.

     "Series D Preferred Stock" means the shares of capital stock of the Company designated as "Series D Redeemable Preferred Stock", par value $.0001 per share, in the certificate of incorporation of the Company by means of the Preferred Designation.

     "Series E Preferred Stock" means the shares of capital stock of the Company designated as "Series E Convertible Participating Senior Preferred Stock", par value $.0001 per share, in the certificate of incorporation of the Company by means of the Preferred Designation.

     "Series F Preferred Stock" means the shares of capital stock of the Company designated as "Series F Senior Preferred Stock", par value $.0001 per share, in the certificate of incorporation of the Company by means of the Preferred Designation.

     "Series G Preferred Stock" means the shares of capital stock of the Company designated as "Series G Preferred Stock", par value $.0001 per share, in the certificate of incorporation of the Company by means of the Preferred Designation.

     "Series H Preferred Stock" means the shares of capital stock of the Company designated as "Series H Preferred Stock", par value $.0001 per share, in the certificate of incorporation of the Company by means of the Preferred Designation.

     "Series I Preferred Stock" means the shares of capital stock of the Company designated as "Series I Preferred Stock", par value $.0001 per share, in the certificate of incorporation of the Company by means of the Preferred Designation.

     "Subsidiary" means with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership, membership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership or limited liability company of which such Person or any of its Subsidiaries is a general partner or managing member. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Technology" means all inventions, copyrightable works, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation, and manuals), computer software, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise.

     "Trademarks" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

     "Transaction Documents" means this Agreement, the Employment Agreements, the Exchange Agreement, the Preferred Designation, the Registration Agreement, the Management Agreement, the Resignations, the Founder Agreements and each other certificate, instrument or document to be executed and delivered pursuant to this Agreement.

Section 10.  MISCELLANEOUS
             -------------

     10.1. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party, except where such disclosure is required pursuant to applicable Legal Requirement. From and after the Closing, the Company agrees that neither it nor its Subsidiaries will make any statement to the press, press release or other public announcement regarding this Agreement or the transactions contemplated hereby unless the text and time of the release of any such statement has been approved by the Majority Purchasers, except where such disclosure is required pursuant to applicable Legal Requirement.

     10.2. Third Party Beneficiaries. Except as provided in Section 7 hereof, this Agreement shall not confer any rights or remedies upon any Person other than any Party, its respective successors and permitted assigns.

     10.3. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or among the Parties or any of their Affiliates, written or oral, to the extent they relate in any way to the subject matter hereof and thereof.

     10.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that any Purchaser may, with the approval of the Majority Purchasers, (i) prior to Closing assign any or all of its rights and interests hereunder to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder and (ii) after Closing assign any or all of its rights and interests hereunder to one or more transferees of any securities acquired by such Purchaser hereunder or directly or indirectly acquired pursuant to any securities acquired hereunder and designate one or more of such transferees to perform its obligations hereunder (and any such transferee may effect an assignment under this clause (ii) to a subsequent transferee as if such first transferee were a Purchaser hereunder) (in any or all of which cases the Company nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     10.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     10.6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of receipt if sent by facsimile or personal delivery, (ii) one business day following the date sent when sent by overnight delivery and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     If to the Company:

     Swissray International, Inc.
     100 Grasslands Road
     Elmsford, New York 10523
     Facsimile:  (914) 345-3700
     Attention:  Chief Executive Officer

     Copy to:

     Becker, Glynn, Melamed & Muffy LLP
     299 Park Avenue
     New York, NY  10171
     Facsimile:  (212) 888-0255
     Attention:  Bruce A. Rich

     If to the Purchasers:

     SWR Investments, LLC
     101 Huntington Avenue
     Boston, MA  02199

     Facsimile:  (617) 859-1600
     Attention:  Sara Lipscomb

     Copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, IL  60601
     Facsimile:  (312) 861-2200
     Attention:  Jeffrey Seifman

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     10.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND OF ANY DELAWARE STATE COURT SITTING IN WILMINGTON, DELAWARE, OVER ANY LAWSUIT UNDER THIS AGREEMENT AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH OF THE PARTIES HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), WITH A COPY ALSO BEING SENT BY FACSIMILE (WITH RECEIPT CONFIRMED), IN EACH CASE DIRECTED TO THE COMPANY OR THE PURCHASERS AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS PROVIDED BY SECTION 10.7 ABOVE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH OF THE PARTIES HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

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NOTHING IN THIS SECTION 10.8 WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE
SERVICE BY MAIL CONTEMPLATED HEREIN.

     10.9. Amendments and Waivers. For the purposes of this Agreement, except as otherwise specifically set forth herein, no course of dealing between the Company and any Purchaser and no delay on the part of any Party in exercising any rights hereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be amended or waived unless such amendment or waiver is in writing and signed by each Party to be bound thereby provided, however, that any such amendment or waiver executed by the Majority Purchasers shall be binding on all Purchasers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     10.11. Expenses. The Company agrees to pay, and shall cause its Subsidiaries to pay, and hold each of the Purchasers and its Affiliates harmless against liability for the payment of, on an as and when incurred basis, (i) its fees and expenses (including its fees and expenses of its counsel and other advisors) arising in connection with the preparation, execution, interpretation, administration, and monitoring of, and enforcement of its rights under this Agreement and the Transaction Documents and the other agreements contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Transaction Documents and the other agreements contemplated hereby and thereby, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Series E Preferred Stock purchased hereunder, the Series D Preferred Stock or Series H Preferred Stock issued pursuant to the Exchange Agreement or the Series G Preferred Stock which may be issued to management of the Company and its Subsidiaries, and (iv) the fees and expenses incurred in connection with any filing with any governmental agency with respect to any Purchasers' direct or indirect investment in the Company or any Subsidiary thereof (including without limitation any filing under the HSR Act), or in any other filing with any governmental agency with respect to the Company or any Subsidiary thereof which mentions any Purchaser.

     10.12. Remedies. Each Purchaser or its permitted assignees shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Purchaser or its permitted assignees have been granted at any time under any other agreement or contract and all of the rights which such Purchaser or its permitted assignees have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Notwithstanding the foregoing, no Purchaser or its permitted assignees may exercise any rights

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

or remedies without first obtaining the consent of the Majority Purchaser, which consent may be granted or exercised in their sole discretion.

     10.13. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. In addition, each of the Parties acknowledge and agree that any purchase price adjustments as a result of the application of any provision of this Agreement do not prejudice or limit in any respect whatsoever any Party's rights to indemnification under any other provision of this Agreement or pursuant to any other applicable requirements of law.

     10.14. Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with GAAP, consistently applied, except that if because of a change in GAAP the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies. All numbers set forth herein which refer to share prices or numbers or amount will be appropriately adjusted to reflect stock splits, stock dividends, combinations of classes and other recapitalizations affecting the subject class of stock.

     10.15. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the

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use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

     10.16. Payment Set Aside. To the extent that the Company, any of its Subsidiaries or any other obligor makes a payment or payments to the Purchasers hereunder or under other agreements contemplated hereby or the Purchasers enforce their rights or exercise their right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, any of its Subsidiaries, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and shall continue in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     10.17. Additional Purchasers. The Company and the Purchasers hereby acknowledge and agree that prior to the Closing, the Majority Purchasers may assign some or all its rights and obligations to one or more Persons and that Exhibit A may be amended by the Majority Purchasers prior to the Closing Date to include additional Persons as "Purchasers" hereunder who, upon signing a counterpart signature page to this Agreement, shall be deemed to be "Purchasers" for all purposes hereunder.

     10.18. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     10.19. Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to Section 10.21 below), in addition to any other remedy to which they may be entitled, at law or equity).

     10.20. Further Assurances. At any time and from time to time after the Closing, at the request of any Purchaser and without further consideration, the Company will execute and deliver, or cause to be executed and delivered, such other instruments and documents and take such action as such Purchaser may reasonably request in order to confirm, complete or better consummate the transactions contemplated by this Agreement or any of the other Transaction Documents.

     10.22. Consent to Jurisdiction. Each Party (a) hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts located in Wilmington, Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the

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above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to
Section 10.7 hereof is reasonably calculated to give actual notice. The provisions of this Section 10.21 shall not restrict the ability of any Party to enforce in any court any judgment obtained in one of the courts specified in clause (a) of the first sentence of this Section 10.21.

     10.22. Understanding Among the Purchasers. The determination of each Purchaser to enter into this Agreement and to purchase the Series E Preferred Stock hereunder has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by the Company and by each of the other Purchasers that the Majority Purchaser has not acted as an agent of such Purchaser in connection with making its investment hereunder and Majority Purchaser shall not be acting as an agent of such Purchaser in connection with monitoring its investment hereunder. In addition, it is acknowledged by the Company and by each of the other Purchasers that the Majority Purchaser has retained Kirkland & Ellis to act as their counsel and representative in connection with the transactions contemplated hereby and that Kirkland & Ellis has not acted as counsel or representative for the Company or any other Purchaser in connection with the transactions contemplated hereby and that neither the Company nor any of the other Purchasers has the status of a client of Kirkland & Ellis for conflict of interest or any other purposes as a result thereof.

Section 11. WAIVER OF JURY TRIAL.
            --------------------

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PURCHASERS AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR THE PURCHASERS WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED

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WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE PURCHASERS AND THE COMPANY
HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchasers that the provisions of this Section 11 constitute a material inducement upon which the Purchasers are relying and will rely in entering into this Agreement and purchasing the Shares pursuant hereto. Any Purchaser or the Company may file an original counterpart or a copy of this
Section 11 with any court as written evidence of the consent of the Purchasers and the Company to the waiver of its right to trial by jury.

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     IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase
Agreement as a sealed instrument as of the day and year first above written.

THE COMPANY:                                        SWISSRAY INTERNATIONAL, INC.



                                                    By:    Illegible
                                                           ---------------------
                                                    Name:
                                                    Title:



PURCHASERS:                                         SWR INVESTMENTS LLC



                                                    By:    Illegible
                                                           ---------------------
                                                    Name:
                                                    Title:

                                                    Swissray International, Inc.
                                                   Securities Purchase Agreement
                                                                       Exhibit A
                                                                       ---------

                                   Purchasers



                        Series E Preferred
       Name                Stock Amount        Total Purchase Price ($)
       ----                ------------        ------------------------
SWR Investments LLC           12,000                 $12,000,000



Total                         12,000                 $12,000,000